                                                               EXECUTION VERSION

                        MORTGAGE LOAN PURCHASE AGREEMENT

            This Mortgage Loan Purchase Agreement, dated as of July 31, 2007
(this "Agreement"), is entered into between General Electric Capital Corporation
(the "Seller") and Merrill Lynch Mortgage Investors, Inc. (the "Purchaser").

            The Seller intends to sell and the Purchaser intends to purchase certain multifamily, commercial and manufactured housing community mortgage loans (the "Mortgage Loans") identified on the schedule (the "Mortgage Loan
Schedule") annexed hereto as Schedule II. The Purchaser intends to deposit the
Mortgage Loans, along with certain other mortgage loans (the "Other Mortgage
Loans"), into a trust fund (the "Trust Fund"), the beneficial ownership of which will be evidenced by multiple classes of mortgage pass-through certificates (the
"Certificates"). One or more "real estate mortgage investment conduit" ("REMIC")
elections will be made with respect to most of the Trust Fund. The Trust Fund will be created and the Certificates will be issued pursuant to a Pooling and
Servicing Agreement, dated as of August 1, 2007 (the "Pooling and Servicing
Agreement"), among the Purchaser as depositor, KeyCorp Real Estate Capital
Markets, Inc. and Wells Fargo Bank, National Association ("Wells Fargo") as
master servicers (each, in such capacity, a "Master Servicer"), Centerline
Servicing Inc. as special servicer (the "Special Servicer"), U.S. Bank National
Association as trustee (the "Trustee"), Wells Fargo as certificate administrator and LaSalle Bank National Association as custodian (in such capacities, the
"Certificate Administrator" and "Custodian", respectively). Capitalized terms used but not defined herein (including the schedules attached hereto) have the respective meanings set forth in the Pooling and Servicing Agreement.

            The Purchaser has entered into an Underwriting Agreement, dated as of July 31, 2007 (the "Underwriting Agreement"), with Merrill Lynch, Pierce,
Fenner & Smith Incorporated ("Merrill Lynch") for itself and as representative of Goldman, Sachs & Co. ("Goldman Sachs") and Morgan Stanley & Co. Incorporated
("Morgan Stanley"; Merrill Lynch, Goldman Sachs and Morgan Stanley,
collectively, in such capacity, the "Underwriters"), whereby the Purchaser will sell to the Underwriters all of the Certificates that are to be registered under the Securities Act of 1933, as amended (such Certificates, the "Publicly-Offered
Certificates"). The Purchaser has also entered into a Certificate Purchase
Agreement, dated as of July 31, 2007 (the "Certificate Purchase Agreement"),
with Merrill Lynch (in such capacity, the "Initial Purchaser"), whereby the
Purchaser will sell to the Initial Purchaser all of the remaining Certificates
(such Certificates, the "Private Certificates").

            Now, therefore, in consideration of the premises and the mutual agreements set forth herein, the parties agree as follows:

            SECTION 1. Agreement to Purchase.

      The Seller agrees to sell, and the Purchaser agrees to purchase, the
Mortgage Loans identified on the Mortgage Loan Schedule. The Mortgage Loan
Schedule may be amended to reflect the actual Mortgage Loans delivered to the
Purchaser pursuant to the terms hereof. The Mortgage Loans are expected to have an aggregate principal balance of $886,893,130 (the "GECC Mortgage Loan
Balance") (subject to a variance of plus or minus

5.0%) as of the close of business on the Cut-off Date, after giving effect to any payments due on or before such date, whether or not such payments are received. The GECC Mortgage Loan Balance, together with the aggregate principal balance of the Other Mortgage Loans as of the Cut-off Date (after giving effect to any payments due on or before such date, whether or not such payments are received), is expected to equal an aggregate principal balance of $4,050,224,261
(subject to a variance of plus or minus 5%). The purchase and sale of the
Mortgage Loans shall take place on August 16, 2007 or such other date as shall be mutually acceptable to the parties to this Agreement (the "Closing Date").
The consideration (the "Purchase Consideration") for the Mortgage Loans shall be equal to (i) approximately 96.8677% of the GECC Mortgage Loan Balance as of the
Cut-off Date, plus (ii) $ 2,182,198.50, which amount represents the amount of interest accrued on the GECC Mortgage Loan Balance, as agreed to by the Seller and the Purchaser. The Purchase Consideration may be subsequently adjusted pursuant to the Letter Agreement referred to below.

            The Purchase Consideration shall be paid to the Seller or its designee by wire transfer in immediately available funds on the Closing Date.

            SECTION 2. Conveyance of Mortgage Loans.

            (a)   Effective as of the Closing Date, subject only to the Seller's receipt of the Purchase Consideration (without regard to any adjustment thereto pursuant to the Letter Agreement) and the satisfaction or waiver of the conditions to closing set forth in Section 5 of this Agreement (which conditions shall be deemed to have been satisfied or waived upon the Seller's receipt of the Purchase Consideration), the Seller does hereby sell, transfer, assign, set over and otherwise convey to the Purchaser, without recourse (except as set forth in this Agreement), all the right, title and interest of the Seller in and to the Mortgage Loans identified on the Mortgage Loan Schedule as of such date, on a servicing released basis (subject to certain agreements regarding servicing as provided in the Pooling and Servicing Agreement, the sub-servicing agreements permitted thereunder and the Servicing Rights Purchase Agreement (as defined in
Section 6(a)(iii) hereof)), together with all of the Seller's right, title and interest in and to the proceeds of any related title, hazard, primary mortgage or other insurance proceeds. The Mortgage Loan Schedule, as it may be amended, shall conform to the requirements set forth in this Agreement and the Pooling and Servicing Agreement.

            The Seller hereby covenants and agrees that the sale of the Mortgage
Loans by the Seller is not subject to, and shall not be limited by, the letter agreement (the "Letter Agreement") entered into by the Seller and Merrill Lynch with respect to certain classes of the Certificates, and that the Seller shall have no claim against the Mortgage Loans as a result of its entering into the
Letter Agreement.

            (b)   The Purchaser or its assignee shall be entitled to receive all scheduled payments of principal and interest due after the Cut-off Date, and all other recoveries of principal and interest collected after the Cut-off Date
(other than in respect of principal and interest on the Mortgage Loans due on or before the Cut-off Date). All scheduled payments of principal and interest due on or before the Cut-off Date but collected after the Cut-off Date, and recoveries of principal and interest collected on or before the Cut-off Date
(only in respect of principal and

                                        2

interest on the Mortgage Loans due on or before the Cut-off Date and principal prepayments thereon), shall belong to, and be promptly remitted to, the Seller.

            (c)   The Seller hereby represents and warrants that it has or
will have, on behalf of the Purchaser, delivered to the Custodian (i) on or before the Closing Date, the documents and instruments specified below with respect to each Mortgage Loan that are Specially Designated Mortgage Loan
Documents and (ii) on or before the date that is 30 days after the Closing Date, the remaining documents and instruments specified below that are not Specially
Designated Mortgage Loan Documents with respect to each Mortgage Loan (the documents and instruments specified below and referred to in clauses (i) and
(ii) preceding, collectively, a "Mortgage File"). All Mortgage Files so delivered will be held by the Custodian in escrow for the benefit of the Seller at all times prior to the Closing Date. The Mortgage File with respect to each
Mortgage Loan that is a Serviced Trust Mortgage Loan shall contain the following documents:

                  (i)     (A) the original executed Mortgage Note for the
      subject Mortgage Loan, including any power of attorney related to the execution thereof (or a lost note affidavit and indemnity with a copy of such Mortgage Note attached thereto), together with any and all intervening endorsements thereon, endorsed on its face or by allonge attached thereto (without recourse, representation or warranty, express or implied) to the order of U.S. Bank National Association, as Trustee for the registered holders of Merrill Lynch Mortgage Trust 2007-C1, Commercial
      Mortgage Pass-Through Certificates, Series 2007-C1, or in blank, and (B)
      in the case of a Loan Combination, a copy of the executed Mortgage Note for each related Non-Trust Loan;

                  (ii)    an original or copy of the Mortgage, together with
      originals or copies of any and all intervening assignments thereof, in each case (unless not yet returned by the applicable recording office)
      with evidence of recording indicated thereon or certified by the applicable recording office;

                  (iii)   an original or copy of any related Assignment of
      Leases (if such item is a document separate from the Mortgage), together with originals or copies of any and all intervening assignments thereof, in each case (unless not yet returned by the applicable recording office)
      with evidence of recording indicated thereon or certified by the applicable recording office;

                  (iv)    an original executed assignment, in recordable form
      (except for completion of the assignee's name and address (if the assignment is delivered in blank) and any missing recording information or a certified copy of that assignment as sent for recording), of (a) the
      Mortgage, (b) any related Assignment of Leases (if such item is a document separate from the Mortgage) and (c) any other recorded document relating to the subject Mortgage Loan otherwise included in the Mortgage File, in favor of U.S. Bank National Association, as Trustee for the registered holders of Merrill Lynch Mortgage Trust 2007-C1, Commercial Mortgage
      Pass-Through Certificates, Series 2007-C1 (or, in the case of a Loan
      Combination, in favor of U.S. Bank National Association, as Trustee for the registered holders of Merrill Lynch Mortgage Trust 2007-C1, Commercial

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      Mortgage Pass-Through Certificates, Series 2007-C1, and in its capacity as lead lender on behalf of the holder(s) of the related Non-Trust Loan(s)), or in blank;

                  (v)     an original assignment of all unrecorded documents
      relating to the Mortgage Loan (to the extent not already assigned pursuant to clause (iv) above) in favor of U.S. Bank National Association, as
      Trustee for the registered holders of Merrill Lynch Mortgage Trust
      2007-C1, Commercial Mortgage Pass-Through Certificates, Series 2007-C1
      (or, in the case of a Loan Combination, in favor of U.S. Bank National
      Association, as Trustee for the registered holders of Merrill Lynch
      Mortgage Trust 2007-C1, Commercial Mortgage Pass-Through Certificates,
      Series 2007-C1, and in its capacity as lead lender on behalf of the holder(s) of the related Non-Trust Loan(s)), or in blank;

                  (vi)    originals or copies of any consolidation, assumption,
      substitution and modification agreements in those instances where the terms or provisions of the Mortgage or Mortgage Note have been consolidated or modified or the subject Mortgage Loan has been assumed;

                  (vii)   the original or a copy of the policy or certificate
      of lender's title insurance or, if such policy has not been issued or located, an original or copy of an irrevocable, binding commitment (which may be a pro forma policy or a marked version of the policy that has been executed by an authorized representative of the title company or an agreement to provide the same pursuant to binding escrow instructions executed by an authorized representative of the title company) to issue such title insurance policy;

                  (viii)  any filed copies or other evidence of filing of any prior UCC Financing Statements in favor of the originator of the subject
      Mortgage Loan or in favor of any assignee prior to the Trustee (but only to the extent the Seller had possession of such UCC Financing Statements prior to the Closing Date) and, if there is an effective UCC Financing
      Statement in favor of the Seller on record with the applicable public office for UCC Financing Statements, a UCC Financing Statement assignment, in form suitable for filing in favor of U.S. Bank National Association, as
      Trustee for the registered holders of Merrill Lynch Mortgage Trust
      2007-C1, Commercial Mortgage Pass-Through Certificates, Series 2007-C1, as
      assignee (or, in the case of a Loan Combination, in favor of U.S. Bank
      National Association, as Trustee for the registered holders of Merrill
      Lynch Mortgage Trust 2007-C1, Commercial Mortgage Pass-Through
      Certificates, Series 2007-C1, and in its capacity as lead lender on behalf of the holder of the related Non-Trust Loan(s)), or in blank;

                  (ix)    an original or a copy of any Ground Lease, guaranty
      or ground lessor estoppel;

                  (x)     an original or a copy of any intercreditor agreement
      relating to permitted debt of the Mortgagor and any intercreditor agreement relating to mezzanine debt related to the Mortgagor;

                  (xi)    an original or a copy of any loan agreement, any
      escrow or reserve agreement, any security agreement, any management agreement, any agreed upon

                                        4

      procedures letter, any lockbox or cash management agreements, any environmental reports or any letter of credit (which letter of credit shall not be delivered in original form to the Custodian, but rather to the applicable Master Servicer), in each case relating to the subject
      Mortgage Loan;

                  (xii)   with respect to a Mortgage Loan secured by a
      hospitality property, a signed copy of any franchise agreement and/or franchisor comfort letter; and

                  (xiii)  if such Trust Mortgage Loan is part of a Loan
      Combination, an original or a copy of the related Loan Combination
      Co-Lender Agreement; and

            The foregoing Mortgage File delivery requirement shall be subject to
Section 2.01(c) of the Pooling and Servicing Agreement.

            (d)   The Seller shall take all actions reasonably necessary to
permit the Custodian to fulfill its obligations pursuant to Section 2.01(d) of the Pooling and Servicing Agreement with respect to the Mortgage Loans, including paying the fees (as agreed to between the Seller and Custodian)
charged by the Custodian in connection with the performance by the Custodian of the recording, filing and delivery obligations it has undertaken pursuant to
Section 2.01(d) of the Pooling and Servicing Agreement.

            (e)   All such other relevant documents and records that (a) relate to the administration or servicing of the Mortgage Loans, (b) are reasonably necessary for the ongoing administration and/or servicing of such Mortgage Loans by the applicable Master Servicer in connection with its duties under the
Pooling and Servicing Agreement, and (c) are in the possession or under the control of the Seller, together with all unapplied escrow amounts and reserve amounts in the possession or under the control of the Seller that relate to the
Mortgage Loans, shall be delivered or caused to be delivered by the Seller to the applicable Master Servicer (or, at the direction of such Master Servicer, to the appropriate sub-servicer); provided that the Seller shall not be required to deliver any draft documents, privileged or other communications, credit underwriting, legal or other due diligence analyses, credit committee briefs or memoranda or other internal approval documents or data or internal worksheets, memoranda, communications or evaluations.

            The Seller agrees to use reasonable efforts to deliver to the
Custodian, for its administrative convenience in reviewing the Mortgage Files, a mortgage loan checklist for each Mortgage Loan. The foregoing sentence notwithstanding, the failure of the Seller to deliver a mortgage loan checklist or a complete mortgage loan checklist shall not give rise to any liability whatsoever on the part of the Seller to the Purchaser, the Custodian or any other person because the delivery of the mortgage loan checklist is being provided to the Custodian solely for its administrative convenience.

            (f)   The Seller shall take such actions as are reasonably necessary to assign or otherwise grant to the Trust Fund the benefit of any letters of credit in the name of the Seller, which secure any Mortgage Loan.

            SECTION 3. Representations, Warranties and Covenants of Seller.

                                        5

            (a)   The Seller hereby represents and warrants to and covenants with the Purchaser, as of the date hereof, that:

                  (i)     The Seller is a corporation duly organized, validly
      existing and in good standing under the laws of the State of Delaware and the Seller has taken all necessary corporate action to authorize the execution, delivery and performance of this Agreement by it, and has the power and authority to execute, deliver and perform this Agreement and all transactions contemplated hereby.

                  (ii)    This Agreement has been duly and validly authorized,
      executed and delivered by the Seller, all requisite action by the Seller's directors and officers has been taken in connection therewith, and
      (assuming the due authorization, execution and delivery hereof by the
      Purchaser) this Agreement constitutes the valid, legal and binding agreement of the Seller, enforceable against the Seller in accordance with its terms, except as such enforcement may be limited by (A) laws relating to bankruptcy, insolvency, fraudulent transfer, reorganization, receivership, conservatorship or moratorium, (B) other laws relating to or affecting the rights of creditors generally, or (C) general equity principles (regardless of whether such enforcement is considered in a proceeding in equity or at law).

                  (iii)   The execution and delivery of this Agreement by the
      Seller and the Seller's performance and compliance with the terms of this
      Agreement will not (A) violate the Seller's certificate of incorporation or bylaws, (B) violate any law or regulation or any administrative decree or order to which it is subject or (C) constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default)
      under, or result in the breach of, any material contract, agreement or other instrument to which the Seller is a party or by which the Seller is bound, which default might have consequences that would, in the Seller's reasonable and good faith judgment, materially and adversely affect the condition (financial or other) or operations of the Seller or its properties or materially and adversely affect its performance hereunder.

                  (iv)    The Seller is not in default with respect to any
      order or decree of any court or any order, regulation or demand of any federal, state, municipal or other governmental agency or body, which default might have consequences that would, in the Seller's reasonable and good faith judgment, materially and adversely affect the condition
      (financial or other) or operations of the Seller or its properties or materially and adversely affect its performance hereunder.

                  (v)     The Seller is not a party to or bound by any agreement
      or instrument or subject to any certificate of incorporation, bylaws or any other corporate restriction or any judgment, order, writ, injunction, decree, law or regulation that would, in the Seller's reasonable and good faith judgment, materially and adversely affect the ability of the Seller to perform its obligations under this Agreement or that requires the consent of any third person to the execution of this Agreement or the performance by the Seller of its obligations under this Agreement (except to the extent such consent has been obtained).

                                        6

                  (vi)    No consent, approval, authorization or order of any
      court or governmental agency or body is required for the execution, delivery and performance by the Seller of or compliance by the Seller with this Agreement or the consummation of the transactions contemplated by this Agreement except as have previously been obtained, and no bulk sale law applies to such transactions.

                  (vii)   None of the sale of the Mortgage Loans by the
      Seller, the transfer of the Mortgage Loans to the Trustee, and the execution, delivery or performance of this Agreement by the Seller, results or will result in the creation or imposition of any lien on any of the Seller's assets or property that would have a material adverse effect upon the Seller's ability to perform its duties and obligations under this
      Agreement or materially impair the ability of the Purchaser to realize on the Mortgage Loans.

                  (viii)  There is no action, suit, proceeding or
      investigation pending or to the knowledge of the Seller, threatened against the Seller in any court or by or before any other governmental agency or instrumentality which would, in the Seller's good faith and reasonable judgment, prohibit its entering into this Agreement or materially and adversely affect the validity of this Agreement or the performance by the Seller of its obligations under this Agreement.

                  (ix)    Under generally accepted accounting principles
      ("GAAP") and for federal income tax purposes, the Seller will report the transfer of the Mortgage Loans to the Purchaser as a sale of the Mortgage
      Loans to the Purchaser in exchange for consideration consisting of a cash amount equal to the Purchase Consideration. The consideration received by the Seller upon the sale of the Mortgage Loans to the Purchaser will constitute at least reasonably equivalent value and fair consideration for the Mortgage Loans. The Seller will be solvent at all relevant times prior to, and will not be rendered insolvent by, the sale of the Mortgage Loans to the Purchaser. The Seller is not selling the Mortgage Loans to the
      Purchaser with any intent to hinder, delay or defraud any of the creditors of the Seller.

                  (x)     The Prospectus Supplement contains all the information
      that is required to be provided in respect of the Seller (that arise from its role as "sponsor" (within the meaning of Regulation AB)), the Mortgage
      Loans, the related Mortgagors and the related Mortgaged Properties pursuant to Regulation AB. For purpose of this Agreement, "Regulation AB"
      shall mean Subpart 229.1100 - Asset-Backed Securities (Regulation AB), 17
      C.F.R. ss.ss.229.1100-229.1123, as such may be amended from time to time, and subject to such clarification and interpretation as have been provided by the Commission in the adopting release (Asset-Backed Securities,
      Securities Act Release No. 33-8518, 70 Fed. Reg. 1,506-1,631 (Jan. 7,
      2005)) or by the staff of the Commission, or as may be provided by the
      Commission or its staff from time to time.

            (b)   The Seller hereby makes the representations and warranties contained in Schedule I hereto for the benefit of the Purchaser and the Trustee for the benefit of the Certificateholders as of the Closing Date (unless a different date is specified therein), with respect to (and solely with respect
to) each Mortgage Loan, subject, however, to the exceptions set forth on Annex A to Schedule I of this Agreement.

                                        7

            (c)   If the Seller receives written notice of a Document Defect or a Breach relating to a Mortgage Loan pursuant to Section 2.03(a) of the Pooling and Servicing Agreement, then the Seller shall, not later than 90 days from receipt of such notice (or, in the case of a Document Defect or Breach relating to a Mortgage Loan not being a "qualified mortgage" within the meaning of the
REMIC Provisions (a "Qualified Mortgage"), not later than 90 days from any party to the Pooling and Servicing Agreement discovering such Document Defect or
Breach, provided the Seller receives such notice in a timely manner), if such
Document Defect or Breach materially and adversely affects the value of the related Mortgage Loan or the interests of the Certificateholders therein, cure such Document Defect or Breach, as the case may be, in all material respects, which shall include payment of losses and any Additional Trust Fund Expenses associated therewith or, if such Document Defect or Breach (other than omissions due solely to a document not having been returned by the related recording office) cannot be cured within such 90-day period, (i) repurchase the affected
Mortgage Loan (which, for the purposes of this clause (i), shall include an REO
Loan) at the applicable Purchase Price (as defined in the Pooling and Servicing
Agreement) not later than the end of such 90-day period or (ii) substitute a
Qualified Substitute Mortgage Loan for such affected Mortgage Loan (which, for purposes of this clause (ii), shall include an REO Loan) not later than the end of such 90-day period (and in no event later than the second anniversary of the
Closing Date) and pay the applicable Master Servicer for deposit into its
Collection Account any Substitution Shortfall Amount in connection therewith;
provided, however, that, unless the Document Defect or Breach would cause the
Mortgage Loan not to be a Qualified Mortgage, if such Document Defect or Breach is capable of being cured but not within such 90-day period and the Seller has commenced and is diligently proceeding with the cure of such Document Defect or
Breach within such 90-day period, the Seller shall have an additional 90 days to complete such cure (or, failing such cure, to repurchase or substitute the related Mortgage Loan (which, for purposes of such repurchase or substitution, shall include an REO Loan)); and provided, further, that with respect to such additional 90-day period, the Seller shall have delivered an officer's certificate to the Certificate Administrator setting forth the reason(s) such
Document Defect or Breach is not capable of being cured within the initial
90-day period and what actions the Seller is pursuing in connection with the cure thereof and stating that the Seller anticipates that such Document Defect or Breach will be cured within the additional 90-day period; and provided, further, that no Document Defect (other than with respect to the Specially
Designated Mortgage Loan Documents) shall be considered to materially and adversely affect the interests of the Certificateholders or the value of the related Mortgage Loan unless the document with respect to which the Document
Defect exists is required in connection with an imminent enforcement of the mortgagee's rights or remedies under the related Mortgage Loan, defending any claim asserted by any Mortgagor or third party with respect to the Mortgage
Loan, establishing the validity or priority of any lien or any collateral securing the Mortgage Loan or for any immediate servicing obligations.

            A Document Defect or Breach (which Document Defect or Breach materially and adversely affects the value of the related Mortgage Loan or the interests of the Certificateholders therein) as to a Mortgage Loan that is cross-collateralized and cross-defaulted with one or more other Mortgage Loans
(each, a "Crossed Loan" and such Crossed Loans, collectively, a "Crossed Loan
Group"), which Document Defect or Breach does not constitute a Document Defect or Breach, as the case may be, as to any other Crossed Loan in such Crossed Loan
Group (without regard to this paragraph) and is not cured as provided for above, shall be deemed to constitute a Document Defect or Breach, as the case may be, as to each other Crossed Loan in the subject

                                        8

Crossed Loan Group for purposes of this paragraph and the Seller shall be required to repurchase or substitute all such Crossed Loans unless (1) the weighted average debt service coverage ratio for all the remaining Crossed Loans for the four calendar quarters immediately preceding such repurchase or substitution is not less than the weighted average debt service coverage ratio for all such Crossed Loans, including the affected Crossed Loan, for the four calendar quarters immediately preceding such repurchase or substitution, and (2)
the weighted average loan to-value ratio for the remaining Crossed Loans, determined at the time of repurchase or substitution, based upon an appraisal obtained by the Special Servicer at the expense of the Seller shall not be greater than the weighted average loan-to-value ratio for all such Crossed
Loans, including the affected Crossed Loan determined at the time of repurchase or substitution, based upon an appraisal obtained by the Special Servicer at the expense of the Seller; provided, that if such debt service coverage and loan-to-value criteria are satisfied, any other Crossed Loan (that is not the
Crossed Loan directly affected by the subject Document Defect or Breach), shall be released from its cross-collateralization and cross-default provision so long as such Crossed Loan (that is not the Crossed Loan directly affected by the subject Document Defect or Breach) is held in the Trust Fund; and provided, further, that the repurchase or replacement of less than all such Crossed Loans and the release of any Crossed Loan from a cross-collateralization and cross-default provision shall be further subject to the delivery by the Seller to the Certificate Administrator, at the expense of the Seller, of an Opinion of
Counsel to the effect that such release would not cause either of REMIC I or
REMIC II to fail to qualify as a REMIC under the Code or result in the imposition of any tax on "prohibited transactions" or "contributions" after the
Startup Day under the REMIC Provisions. In the event that one or more of such other Crossed Loans satisfy the aforementioned criteria, the Seller may elect either to repurchase or substitute for only the affected Crossed Loan as to which the related Document Defect or Breach exists or to repurchase or substitute for all of the Crossed Loans in the related Crossed Loan Group. All documentation relating to the termination of the cross-collateralization provisions of a Crossed Loan being repurchased shall be prepared at the expense of the Seller and, where required, with the consent of the related Mortgagor.
For a period of two years from the Closing Date, so long as there remains any
Mortgage File relating to a Mortgage Loan as to which there is any uncured
Document Defect or Breach known to the Seller that existed as of the Closing
Date, the Seller shall provide, once every 90 days, the officer's certificate to the Certificate Administrator described above as to the reason(s) such Document
Defect or Breach remains uncured and as to the actions being taken to pursue cure; provided, however, that, without limiting the effect of the foregoing provisions of this Section 3(c), if such Document Defect or Breach shall materially and adversely affect the value of such Mortgage Loan or the interests of the holders of the Certificates therein (subject to the second and third provisos in the sole sentence of the preceding paragraph), the Seller shall in all cases on or prior to the second anniversary of the Closing Date either cause such Document Defect or Breach to be cured or repurchase or substitute for the affected Mortgage Loan (for the avoidance of doubt, the foregoing two-year period shall not be deemed to be a time limitation on the Seller's right to cure a Document Defect or Breach as set forth in this Section 3). The delivery of a commitment to issue a policy of lender's title insurance as described in representation 8 set forth on Schedule I hereto in lieu of the delivery of the actual policy of lender's title insurance shall not be considered a Document
Defect or Breach with respect to any Mortgage File if such actual policy of insurance is delivered to the Custodian not later than the 180th day following the Closing Date.

                                        9

            To the extent that the Seller is required to repurchase or substitute for a Crossed Loan hereunder in the manner prescribed above in this
Section 3(c) while the Trustee continues to hold any other Crossed Loans in such
Crossed Loan Group, the Seller and the Purchaser shall not enforce any remedies against the other's Primary Collateral (as defined below), but each is permitted to exercise remedies against the Primary Collateral securing its respective
Crossed Loan(s), so long as such exercise does not materially impair the ability of the other party to exercise its remedies against the Primary Collateral securing the Crossed Loan(s) held thereby.

            If the exercise by one party would materially impair the ability of the other party to exercise its remedies with respect to the Primary Collateral securing the Crossed Loan(s) held by such party, then the Seller and the
Purchaser shall forbear from exercising such remedies until the Mortgage Loan documents evidencing and securing the relevant Crossed Loans can be modified in a manner consistent with this Agreement to remove the threat of material impairment as a result of the exercise of remedies or some other mutually agreed upon accommodation can be reached. Any reserve or other cash collateral or letters of credit securing the Crossed Loans shall be allocated between such
Crossed Loans in accordance with the Mortgage Loan documents, or, if the related
Mortgage Loan documents do not so provide, then on a pro rata basis based upon their outstanding Stated Principal Balances. Notwithstanding the foregoing, if a
Crossed Loan is modified to terminate the related cross-collateralization and/or cross-default provisions, the Seller shall furnish to the Certificate
Administrator an Opinion of Counsel that such modification shall not cause an
Adverse REMIC Event.

            For purposes hereof, "Primary Collateral" shall mean the Mortgaged
Property directly securing a Crossed Loan and excluding any property as to which the related lien may only be foreclosed upon by exercise of
cross-collateralization provisions of such Mortgage Loans.

            Notwithstanding any of the foregoing provisions of this Section
3(c), if there is a Document Defect or Breach (which Document Defect or Breach materially and adversely affects the value of the related Mortgage Loan or the interests of the Certificateholders therein) with respect to one or more
Mortgaged Properties with respect to a Mortgage Loan, the Seller shall not be obligated to repurchase or substitute the Mortgage Loan if (i) the affected
Mortgaged Property(ies) may be released pursuant to the terms of any partial release provisions in the related Mortgage Loan documents (and such Mortgaged
Property(ies) are, in fact, released) and, to the extent not covered by the applicable release price (if any) required under the related Mortgage Loan documents, the Seller pays (or causes to be paid) any additional amounts necessary to cover all reasonable out-of-pocket expenses reasonably incurred by the applicable Master Servicer, the Special Servicer, the Trustee, the
Certificate Administrator, the Custodian or the Trust Fund in connection with such release, (ii) the remaining Mortgaged Property(ies) satisfy the requirements, if any, set forth in the Mortgage Loan documents and the Seller provides an opinion of counsel to the effect that such release would not cause either of REMIC I or REMIC II to fail to qualify as a REMIC under the Code or result in the imposition of any tax on "prohibited transactions" or
"contributions" after the Startup Day under the REMIC Provisions and (iii) each
Rating Agency then rating the Certificates shall have provided written confirmation that such release would not cause the then-current ratings of the
Certificates rated by it to be qualified, downgraded or withdrawn.

                                       10

            The foregoing provisions of this Section 3(c) notwithstanding, the
Purchaser's sole remedy (subject to the last sentence of this paragraph) for a breach of representation 30 set forth on Schedule I hereto shall be the cure of such breach by the Seller, which cure shall be effected through the payment by the Seller of such costs and expenses (without regard to whether such costs and expenses are material or not) specified in such representation that have not, at the time of such cure, been received by the applicable Master Servicer or the
Special Servicer from the related Mortgagor and not a repurchase or substitution of the related Mortgage Loan. Following the Seller's remittance of funds in payment of such costs and expenses, the Seller shall be deemed to have cured the breach of representation 30 in all respects. To the extent any fees or expenses that are the subject of a cure by the Seller are subsequently obtained from the related Mortgagor, the cure payment made by the Seller shall be returned to the
Seller. Notwithstanding the prior provisions of this paragraph, the Seller, acting in its sole discretion, may effect a repurchase or substitution (in accordance with the provisions of this Section 3(c) setting forth the manner in which a Mortgage Loan may be repurchased or substituted) of a Mortgage Loan, as to which representation 30 set forth on Schedule I has been breached, in lieu of paying the costs and expenses that were the subject of the breach of representation 30 set forth on Schedule I.

            (d)   In connection with any permitted repurchase or substitution of one or more Mortgage Loans contemplated hereby, upon receipt of a certificate from a Servicing Officer certifying as to the receipt of the applicable Purchase
Price (as defined in the Pooling and Servicing Agreement) or Substitution
Shortfall Amount(s), as applicable, in the applicable Master Servicer's
Collection Account, and, if applicable, the delivery of the Mortgage File(s) and the Servicing File(s) for the related Qualified Substitute Mortgage Loan(s) to the Custodian and the applicable Master Servicer, respectively, (i) the Trustee shall be required to execute and deliver such endorsements and assignments as are provided to it by the applicable Master Servicer or the Seller, in each case without recourse, representation or warranty, as shall be necessary to vest in the Seller the legal and beneficial ownership of each repurchased Mortgage Loan or substituted Mortgage Loan, as applicable, (ii) the Trustee, the Custodian, the applicable Master Servicer and the Special Servicer shall each tender to the
Seller, upon delivery to each of them of a receipt executed by the Seller, all portions of the Mortgage File and other documents pertaining to such Mortgage
Loan possessed by it, and (iii) the applicable Master Servicer and the Special
Servicer shall release to the Seller any Escrow Payments and Reserve Funds held by it in respect of such repurchased or deleted Mortgage Loan(s).

            At the time a substitution is made, the Seller shall deliver the related Mortgage File to the Custodian and certify that the substitute Mortgage
Loan is a Qualified Substitute Mortgage Loan.

            No substitution of a Qualified Substitute Mortgage Loan or Qualified
Substitute Mortgage Loans may be made in any calendar month after the
Determination Date for such month. Periodic Payments due with respect to any
Qualified Substitute Mortgage Loan after the related date of substitution shall be part of REMIC I, as applicable. No substitution of a Qualified Substitute
Mortgage Loan for a deleted Mortgage Loan shall be permitted under this
Agreement if, after such substitution, the aggregate of the Stated Principal
Balances of all Qualified Substitute Mortgage Loans which have been substituted for deleted Mortgage Loans exceeds 10% of the aggregate Cut-off Date Balance of all the Mortgage Loans and the Other

                                       11

Mortgage Loans. Periodic Payments due with respect to any Qualified Substitute
Mortgage Loan on or prior to the related date of substitution shall not be part of the Trust Fund or REMIC I.

            (e)   This Section 3 provides the sole remedies available to the
Purchaser, the Certificateholders, or the Trustee (on whose behalf the
Certificate Administrator may act) on behalf of the Certificateholders, respecting any Document Defect in a Mortgage File or any Breach of any
representation or warranty set forth in or required to be made pursuant to this
Section 3.

            SECTION 4. Representations, Warranties and Covenants of the
Purchaser. In order to induce the Seller to enter into this Agreement, the
Purchaser hereby represents, warrants and covenants for the benefit of the
Seller as of the date hereof that:

            (a)   The Purchaser is a corporation duly organized, validly
existing and in good standing under the laws of the State of Delaware and the
Purchaser has taken all necessary corporate action to authorize the execution, delivery and performance of this Agreement by it, and has the power and authority to execute, deliver and perform this Agreement and all transactions contemplated hereby.

            (b)   This Agreement has been duly and validly authorized, executed and delivered by the Purchaser, all requisite action by the Purchaser's directors and officers has been taken in connection therewith, and (assuming the due authorization, execution and delivery hereof by the Seller) this Agreement constitutes the valid, legal and binding agreement of the Purchaser, enforceable against the Purchaser in accordance with its terms, except as such enforcement may be limited by (A) laws relating to bankruptcy, insolvency, fraudulent transfer, reorganization, receivership, conservatorship or moratorium, (B) other laws relating to or affecting the rights of creditors generally, or (C) general equity principles (regardless of whether such enforcement is considered in a proceeding in equity or at law).

            (c)   The execution and delivery of this Agreement by the Purchaser and the Purchaser's performance and compliance with the terms of this Agreement will not (A) violate the Purchaser's articles of incorporation or bylaws, (B)
violate any law or regulation or any administrative decree or order to which it is subject or (C) constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material contract, agreement or other instrument to which the Purchaser is a party or by which the Purchaser is bound, which default might have consequences that would, in the Purchaser's reasonable and good faith judgment, materially and adversely affect the condition (financial or other) or operations of the
Purchaser or its properties or have consequences that would materially and adversely affect its performance hereunder.

            (d)   The Purchaser is not a party to or bound by any agreement or instrument or subject to any certificate of incorporation, bylaws or any other corporate restriction or any judgment, order, writ, injunction, decree, law or regulation that would, in the Purchaser's reasonable and good faith judgment, materially and adversely affect the ability of the Purchaser to perform its obligations under this Agreement or that requires the consent of any third person to

                                       12

the execution of this Agreement or the performance by the Purchaser of its obligations under this Agreement (except to the extent such consent has been obtained).

            (e)   Except as may be required under federal or state securities laws (and which will be obtained on a timely basis), no consent, approval, authorization or order of, registration or filing with, or notice to, any governmental authority or court, is required, under federal or state law, for the execution, delivery and performance by the Purchaser of, or compliance by the Purchaser with, this Agreement, or the consummation by the Purchaser of any transaction described in this Agreement.

            (f)   Under GAAP and for federal income tax purposes, the Purchaser will report the transfer of the Mortgage Loans by the Seller to the Purchaser as
a sale of the Mortgage Loans to the Purchaser in exchange for consideration consisting of a cash amount equal to the aggregate Purchase Consideration.

            (g)   There is no action, suit, proceeding or investigation pending or to the knowledge of the Purchaser, threatened against the Purchaser in any court or by or before any other governmental agency or instrumentality which would materially and adversely affect the validity of this Agreement or any action taken in connection with the obligations of the Purchaser contemplated herein, or which would be likely to impair materially the ability of the
Purchaser to enter into and/or perform under the terms of this Agreement.

            (h)   The Purchaser is not in default with respect to any order or decree of any court or any order, regulation or demand of any federal, state, municipal or other governmental agency or body, which default might have consequences that would, in the Purchaser's reasonable and good faith judgment, materially and adversely affect the condition (financial or other) or operations of the Purchaser or its properties or might have consequences that would materially and adversely affect its performance hereunder.

            SECTION 5. Closing. The closing of the sale of the Mortgage Loans
(the "Closing") shall be held at the offices of Thacher Proffitt & Wood LLP on the Closing Date. The Closing shall be subject to each of the following conditions:

            (a)   All of the representations and warranties of the Seller set forth in or made pursuant to Sections 3(a) and 3(b) of this Agreement and all of the representations and warranties of the Purchaser set forth in Section 4 of this Agreement shall be true and correct in all material respects as of the
Closing Date;

            (b)   All documents specified in Section 6 of this Agreement (the
"Closing Documents"), in such forms as are agreed upon and acceptable to the
Purchaser, the Seller, the Underwriters and their respective counsel in their reasonable discretion, shall be duly executed and delivered by all signatories as required pursuant to the respective terms thereof;

            (c)   The Seller shall have delivered and released to the Custodian and the applicable Master Servicer, respectively, all documents represented to have been or required to be delivered to the Custodian and such Master Servicer pursuant to Section 2 of this Agreement;

                                       13

            (d)   All other terms and conditions of this Agreement required to be complied with on or before the Closing Date shall have been complied with in all material respects and the Seller and the Purchaser shall have the ability to comply with all terms and conditions and perform all duties and obligations required to be complied with or performed after the Closing Date;

            (e)   The Seller shall have paid all fees and expenses payable by it to the Purchaser or otherwise pursuant to this Agreement as of the Closing Date;

            (f)   One or more letters from the independent accounting firm of
Deloitte & Touche LLP, in form satisfactory to the Purchaser and relating to certain information regarding the Mortgage Loans and Certificates as set forth in the Prospectus (as defined in Section 6(d) of this Agreement) and Prospectus
Supplement (as defined in Section 6(d) of this Agreement), respectively, shall have been delivered; and

            (g)   The Seller shall have executed and delivered concurrently
herewith that certain Indemnification Agreement, dated as of July 31, 2007, among the Seller, Merrill Lynch Mortgage Lending, Inc., LaSalle Bank National
Association, Wells Fargo Bank, National Association, the Purchaser, the
Underwriters and the Initial Purchaser.

            Both parties agree to use their best reasonable efforts to perform their respective obligations hereunder in a manner that will enable the
Purchaser to purchase the Mortgage Loans on the Closing Date.

            SECTION 6. Closing Documents. The Closing Documents shall consist of the following:

            (a)   (i) This Agreement duly executed by the Purchaser and the
Seller, (ii) the Pooling and Servicing Agreement duly executed by the parties thereto and (iii) the agreement(s) pursuant to which the servicing rights with respect to the Mortgage Loans are being sold to the applicable Master Servicer
(such agreement(s), individually or collectively, as the case may be, the
"Servicing Rights Purchase Agreement");

            (b)   An officer's certificate of the Seller, executed by a duly authorized officer of the Seller and dated the Closing Date, and upon which the
Purchaser, the Underwriters and the Initial Purchaser may rely, to the effect that: (i) the representations and warranties of the Seller in this Agreement are true and correct in all material respects at and as of the Closing Date with the same effect as if made on such date; and (ii) the Seller has, in all material respects, complied with all the agreements and satisfied all the conditions on its part that are required under this Agreement to be performed or satisfied at or prior to the Closing Date;

            (c)   An officer's certificate from an officer of the Seller (signed in his/her capacity as an officer), dated the Closing Date, and upon which the
Purchaser may rely, to the effect that each individual who, as an officer or representative of the Seller, signed this Agreement, the Indemnification
Agreement or any other document or certificate delivered on or before the
Closing Date in connection with the transactions contemplated herein or therein, was at the respective times of such signing and delivery, and is as of the
Closing Date, duly elected or

                                       14

appointed, qualified and acting as such officer or representative, and the signatures of such persons appearing on such documents and certificates are their genuine signatures;

            (d)   An officer's certificate from an officer of the Seller (signed in his/her capacity as an officer), dated the Closing Date, and upon which the
Purchaser, the Underwriters and Initial Purchaser may rely, to the effect that
(i) such officer has carefully examined the Specified Portions (as defined below) of the Free Writing Prospectus and nothing has come to his/her attention that leads him/her to believe that the Specified Portions of the Free Writing
Prospectus (when read together with the free writing prospectus distributed by
e-mail to potential investors in the Certificates on July 27, 2007, as supplemented by the free writing prospectus distributed by e-mail to potential investors in the certificates on July 31, 2007, and attached hereto as Exhibit
A), as of the Time of Sale or as of the Closing Date, included or include any untrue statement of a material fact relating to the Mortgage Loans or omitted or omit to state therein a material fact necessary in order to make the statements therein relating to the Mortgage Loans, in light of the circumstances under which they were made, not misleading, (ii) such officer has carefully examined the Specified Portions (as defined below) of the Prospectus Supplement and nothing has come to his/her attention that leads him/her to believe that the
Specified Portions of the Prospectus Supplement, as of the date of the
Prospectus Supplement or as of the Closing Date, included or include any untrue statement of a material fact relating to the Mortgage Loans or omitted or omit to state therein a material fact necessary in order to make the statements therein relating to the Mortgage Loans, in light of the circumstances under which they were made, not misleading, and (iii) such officer has carefully examined the Specified Portions (as defined below) of the Memorandum (pursuant to which certain classes of the Private Certificates are being privately offered) and nothing has come to his/her attention that leads him/her to believe that the Specified Portions of the Memorandum, as of the date thereof or as of the Closing Date, included or include any untrue statement of a material fact relating to the Mortgage Loans or omitted or omit to state therein a material fact necessary in order to make the statements therein related to the Mortgage
Loans, in the light of the circumstances under which they were made, not misleading.

            The "Specified Portions" of the Free Writing Prospectus shall consist of Annex A-1 to the Free Writing Prospectus, entitled "Certain
Characteristics of the Mortgage Loans" (insofar as the information contained in
Annex A-1 relates to the Mortgage Loans sold by the Seller hereunder), Annex A-1
(YM Footnotes) to the Prospectus Supplement, entitled "Yield Maintenance
Formulas"(insofar as the information contained in Annex A-1(YM Footnotes)
relates to the Mortgage Loans sold by the Seller hereunder), Annex A-2 to the
Free Writing Prospectus, entitled "Certain Statistical Information Regarding the
Mortgage Loans" (insofar as the information contained in Annex A-2 relates to the Mortgage Loans sold by the Seller hereunder), Annex B to the Free Writing
Prospectus entitled "Certain Characteristics Regarding Multifamily Properties"
(insofar as the information contained in Annex B relates to the Mortgage Loans sold by the Seller hereunder), Annex C to the Free Writing Prospectus, entitled
"Preliminary Structural and Collateral Term Sheet" (insofar as the information contained in Annex C relates to the Mortgage Loans sold by the Seller hereunder), the CD-ROM which accompanies the Free Writing Prospectus (insofar as such CD-ROM is consistent with Annex A-1, Annex A-2 and/or Annex B (only insofar as the information contained therein relates to the Mortgage Loans sold by the
Seller hereunder)), and the following sections of the Free Writing Prospectus
(only to the extent that any such information relates to the Seller (solely in its

                                       15

capacity as a seller, sponsor or originator of the Mortgage Loans sold by the
Seller hereunder) or the Mortgage Loans sold by the Seller hereunder and exclusive of any statements in such sections that purport to describe the servicing and administration provisions of the Pooling and Servicing Agreement and exclusive of aggregated numerical information that includes the Other
Mortgage Loans): "Summary of Offering Prospectus--Relevant
Parties--Sponsors/Mortgage Loan Sellers", "Summary of Offering Prospectus--The
Mortgage Loans and the Mortgaged Real Properties", "Risk Factors--Risks Related
to the Mortgage Loans", "Description of the Mortgage Pool", "Transaction
Participants--The Sponsors" and "Affiliations and Certain Relationships and
Related Transactions".

            The "Specified Portions" of the Prospectus Supplement shall consist of Annex A-1 to the Prospectus Supplement, entitled "Certain Characteristics of the Mortgage Loans" (insofar as the information contained in Annex A-1 relates to the Mortgage Loans sold by the Seller hereunder), Annex A-1 (YM Footnotes) to the Prospectus Supplement, entitled "Yield Maintenance Formulas"(insofar as the information contained in Annex A-1(YM Footnotes) relates to the Mortgage Loans sold by the Seller hereunder), Annex A-2 to the Prospectus Supplement, entitled
"Certain Statistical Information Regarding the Mortgage Loans" (insofar as the information contained in Annex A-2 relates to the Mortgage Loans sold by the
Seller hereunder), Annex B to the Prospectus Supplement entitled "Certain
Characteristics Regarding Multifamily Properties" (insofar as the information contained in Annex B relates to the Mortgage Loans sold by the Seller hereunder), Annex C to the Prospectus Supplement, entitled "Description of the
Ten Largest Mortgage Loans" (insofar as the information contained in Annex C relates to the Mortgage Loans sold by the Seller hereunder), the CD-ROM which accompanies the Prospectus Supplement (insofar as such CD-ROM is consistent with
Annex A-1, Annex A-2 and/or Annex B (only insofar as the information contained therein related to the Mortgage Loans sold by the Seller hereunder)), and the following sections of the Prospectus Supplement (only to the extent that any such information relates to the Seller (solely in its capacity as a seller, sponsor or originator of the Mortgage Loans sold by the Seller hereunder) or the
Mortgage Loans sold by the Seller hereunder and exclusive of any statements in such sections that purport to describe the servicing and administration provisions of the Pooling and Servicing Agreement and exclusive of aggregated numerical information that includes the Other Mortgage Loans): "Summary of
Prospectus Supplement--Relevant Parties--Sponsors/Mortgage Loan Sellers",
"Summary of Prospectus Supplement--The Mortgage Loans and the Mortgaged Real
Properties", "Risk Factors--Risks Related to the Mortgage Loans", "Description
of the Mortgage Pool", "Transaction Participants--The Sponsors" and
"Affiliations and Certain Relationships and Related Transactions".

            The "Specified Portions" of the Memorandum shall consist of the
Specified Portions of the Prospectus Supplement (as attached as an exhibit to the Memorandum).

            For purposes of this Section 6(d) and this Agreement, the following terms have the meanings set forth below:

            "Free Writing Prospectus" means the Offering Prospectus dated July
16, 2007, and relating to the Publicly Offered Certificates.

                                       16

            "Memorandum" means the confidential Private Placement Memorandum dated July 31, 2007, and relating to the Private Certificates;

            "Prospectus" means the prospectus dated May 10, 2007.

            "Prospectus Supplement" means the prospectus supplement dated July
31, 2007, that supplements the Prospectus and relates to the Publicly-Offered
Certificates; and

            "Time of Sale" means July 31, 2007, at 3:30 p.m.

            (e)   Each of: (i) a certificate of a duly authorized officer of
Seller confirming that all necessary internal approvals authorizing the Seller's entering into the transactions contemplated by this Agreement has been obtained,
(ii) the certificate of incorporation and bylaws of the Seller, and (iii) an original or a copy of a certificate of good standing of the Seller issued by the
State of Delaware not earlier than 30 days prior to the Closing Date;

            (f)   A written opinion of counsel for the Seller relating to
organizational and enforceability matters (which opinion may be from in-house counsel, outside counsel or a combination thereof), reasonably satisfactory to the Purchaser, its counsel and the Rating Agencies, dated the Closing Date and addressed to the Purchaser, the Trustee, the Certificate Administrator, the
Custodian, the Underwriters, the Initial Purchaser and each of the Rating
Agencies, together with such other written opinions, including as to insolvency matters, as may be required by the Rating Agencies; and

            (g)   Such further certificates, opinions and documents as the
Purchaser may reasonably request prior to the Closing Date.

            SECTION 7. Costs. Whether or not this Agreement is terminated, both the Seller and the Purchaser shall pay their respective share of the transaction expenses incurred in connection with the transactions contemplated herein as set forth in the closing statement prepared by the Purchaser and delivered to and approved by the Seller on or before the Closing Date, and in the memorandum of understanding to which the Seller and the Purchaser (or an affiliate thereof)
are parties with respect to the transactions contemplated by this Agreement.

            SECTION 8. Treatment as Sale. It is the express intent of the parties hereto that the conveyance of the Mortgage Loans by the Seller to the
Purchaser as provided in Section 2 of this Agreement be, and be construed as, a sale of the Mortgage Loans by the Seller to the Purchaser and not as a pledge of the Mortgage Loans by the Seller to the Purchaser to secure a debt or other obligation of the Seller.

            SECTION 9. Notice of Exchange Act Reportable Events. The Seller
hereby agrees to deliver to the Purchaser any disclosure information relating to any event, specifically relating to the Seller (that arise from its role as sponsor with respect to the Mortgage Loans), reasonably determined in good faith by the Purchaser as required to be reported on Form 8-K, Form 10-D or Form 10-K by the Trust Fund (in formatting reasonably appropriate for inclusion in such form) insofar as such disclosure is required under Item 1117 or 1119 of
Regulation AB or Item 1.03 to Form 8-K. The Seller shall use reasonable efforts to deliver proposed disclosure language relating to any event, specifically relating to the Seller (that arise from its role as

                                       17

sponsor with respect to the Mortgage Loans), described under Item 1117 or 1119 of Regulation AB or Item 1.03 to Form 8-K to the Purchaser as soon as reasonably practicable after the Seller becomes aware of such event and in no event more than two (2) business days following the occurrence of such event if such event is reportable under Item 1.03 to Form 8-K. The obligation of the Seller to provide the above referenced disclosure materials in any fiscal year of the
Trust Fund will terminate upon the Trustee or Certificate Administrator filing a
Form 15 with respect to the Trust Fund as to that fiscal year in accordance with
Section 8.16 of the Pooling and Servicing Agreement or the reporting requirements with respect to the Trust Fund under the Securities Exchange Act of
1934, as amended (the "1934 Act"), have otherwise automatically suspended. The
Seller hereby acknowledges that the information to be provided by it pursuant to this Section 9 will be used in the preparation of reports on Form 8-K, Form 10-D or Form 10-K with respect to the Trust Fund as required under the 1934 Act and any applicable rules promulgated thereunder and as required under Regulation AB.

            SECTION 10. Notices. All notices, copies, requests, consents, demands and other communications required hereunder shall be in writing and sent either by certified mail (return receipt requested) or by courier service (proof of delivery requested) to the intended recipient at the "Address for Notices"
specified for such party on Exhibit A hereto, or as to either party, at such other address as shall be designated by such party in a notice hereunder to the other party. Except as otherwise provided in this Agreement, all such communications shall be deemed to have been duly given when received, in each case given or addressed as aforesaid.

            SECTION 11. Representations, Warranties and Agreements to Survive
Delivery. All representations, warranties and agreements contained in this
Agreement, incorporated herein by reference or contained in the certificates of officers of the Seller submitted pursuant hereto, shall remain operative and in full force and effect and shall survive delivery of the Mortgage Loans by the
Seller to the Purchaser (and by the Purchaser to the Trustee).

            SECTION 12. Severability of Provisions. Any part, provision, representation, warranty or covenant of this Agreement that is prohibited or which is held to be void or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof. Any part, provision, representation, warranty or covenant of this Agreement that is prohibited or unenforceable or is held to be void or unenforceable in any particular jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the parties hereto waive any provision of law that prohibits or renders void or unenforceable any provision hereof.

            SECTION 13. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but which together shall constitute one and the same agreement.

            SECTION 14. GOVERNING LAW; WAIVER OF TRIAL BY JURY. THIS AGREEMENT
AND THE RIGHTS, DUTIES, OBLIGATIONS AND RESPONSIBILITIES OF THE PARTIES HERETO
SHALL BE GOVERNED IN ACCORDANCE WITH THE

                                       18

INTERNAL LAWS AND DECISIONS OF NEW YORK. THE PARTIES HERETO INTEND THAT THE
PROVISIONS OF SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW SHALL APPLY
TO THIS AGREEMENT. THE PARTIES HERETO HEREBY WAIVE, TO THE FULLEST EXTENT
PERMITTED BY LAW, THE RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR
COUNTERCLAIM, WHETHER IN CONTRACT, TORT OR OTHERWISE, RELATING DIRECTLY OR
INDIRECTLY TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

            SECTION 15. Attorneys' Fees. If any legal action, suit or proceeding is commenced between the Seller and the Purchaser regarding their respective rights and obligations under this Agreement, the prevailing party shall be entitled to recover, in addition to damages or other relief, costs and expenses, attorneys' fees and court costs (including, without limitation, expert witness fees). As used herein, the term "prevailing party" shall mean the party that obtains the principal relief it has sought, whether by compromise settlement or judgment. If the party that commenced or instituted the action, suit or proceeding shall dismiss or discontinue it without the concurrence of the other party, such other party shall be deemed the prevailing party.

            SECTION 16. Further Assurances. The Seller and the Purchaser agree to execute and deliver such instruments and take such further actions as the other party may, from time to time, reasonably request in order to effectuate the purposes and to carry out the terms of this Agreement.

            SECTION 17. Successors and Assigns. The rights and obligations of the Seller under this Agreement shall not be assigned by the Seller without the prior written consent of the Purchaser, except that any person into which the
Seller may be merged or consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Seller is a party, or any person succeeding to all or substantially all of the business of the Seller, shall be the successor to the Seller hereunder. The Purchaser has the right to assign its interest under this Agreement, in whole or in part, as may be required to effect the purposes of the Pooling and Servicing Agreement, and the assignee shall, to the extent of such assignment, succeed to the rights and obligations hereunder of the Purchaser. Subject to the foregoing, this Agreement shall bind and inure to the benefit of and be enforceable by the Seller, the
Purchaser, the Underwriters (as intended third party beneficiaries hereof), the
Initial Purchaser (also as an intended third party beneficiary hereof) and their permitted successors and assigns. This Agreement is enforceable by the
Underwriters, the Initial Purchaser and the other third party beneficiaries hereto in all respects to the same extent as if they had been signatories hereof.

            SECTION 18. Amendments. No term or provision of this Agreement may be waived or modified unless such waiver or modification is in writing and signed by a duly authorized officer of the party hereto against whom such waiver or modification is sought to be enforced. The Seller's obligations hereunder shall in no way be expanded, changed or otherwise affected by any amendment of or modification to the Pooling and Servicing Agreement, including, without limitation, any defined terms therein, unless the Seller has consented to such amendment or modification in writing.

                                       19

            SECTION 19. Accountants' Letters. The parties hereto shall cooperate with Deloitte & Touche LLP in making available all information and taking all steps reasonably necessary to permit such accountants to deliver the letters required by the Underwriting Agreement and the Certificate Purchase Agreement.

            SECTION 20. Knowledge. Whenever a representation or warranty or other statement in this Agreement (including, without limitation, Schedule I hereto) is made with respect to a Person's "knowledge," such statement refers to such Person's employees or agents who were or are responsible for or involved with the indicated matter and have actual knowledge of the matter in question.

            SECTION 21. Cross-Collateralized Mortgage Loans. Each Crossed Loan
Group is identified on the Mortgage Loan Schedule. For purposes of reference, the Mortgaged Property that relates or corresponds to any of the Mortgage Loans in a Crossed Loan Group shall be the property identified in the Mortgage Loan
Schedule as corresponding thereto. The provisions of this Agreement, including, without limitation, each of the representations and warranties set forth in
Schedule I hereto and each of the capitalized terms used herein but defined in the Pooling and Servicing Agreement, shall be interpreted in a manner consistent with this Section 21. In addition, if there exists with respect to any Crossed
Loan Group only one original of any document referred to in the definition of
"Mortgage File" in this Agreement and covering all the Mortgage Loans in such
Crossed Loan Group, the inclusion of the original of such document in the
Mortgage File for any of the Mortgage Loans in such Crossed Loan Group shall be deemed an inclusion of such original in the Mortgage File for each such Mortgage
Loan.

                           [SIGNATURE PAGES TO FOLLOW]

                                       20

            IN WITNESS WHEREOF, the Seller and the Purchaser have caused their names to be signed hereto by their respective duly authorized officers as of the date first above written.

                                SELLER

                                GENERAL ELECTRIC CAPITAL CORPORATION

                                By: /s/ Wendy Yam
                                    --------------------------------------------
                                    Name: Wendy Yam
                                    Title: Authorized Signatory

                                PURCHASER

                                MERRILL LYNCH MORTGAGE INVESTORS, INC.

                                By: /s/ David M. Rodgers
                                    --------------------------------------------
                                    Name: David M. Rodgers
                                    Title: Executive Vice President

                      GECC MORTGAGE LOAN PURCHASE AGREEMENT

                                    EXHIBIT A

Seller:

Address for Notices:

General Electric Capital Corporation
280 Park Avenue, 8th Floor
New York, New York 10017
Attention: Anuj Gupta, Managing Director

with a copy to:

General Electric Capital Corporation
16479 Dallas Parkway
Suite 500
Addison, Texas 75000
Attention David Martindale

and with a copy to:

Patricia A. DeLuca, Esq.
GE Commercial Finance
901 Main Avenue, 4th Floor
Norwalk, Connecticut 06851

Purchaser:

Address for Notices:
Merrill Lynch Mortgage Investors, Inc.
c/o Global Commercial Real Estate
4 World Financial Center, 16th Floor
250 Vesey Street
New York, New York 10080
Attention: David M. Rodgers

with a copy to:

Merrill Lynch Mortgage Investors, Inc.
c/o Global Commercial Real Estate
4 World Financial Center, 16th Floor
250 Vesey Street
New York, New York 10080
Attn: Director of CMBS Securitizations

and to:

Merrill Lynch Mortgage Investors, Inc.
4 World Financial Center, 12th Floor
250 Vesey Street

                      GECC MORTGAGE LOAN PURCHASE AGREEMENT

New York, New York 10080
Attention: General Counsel for Global
      Commercial Real Estate in the Office
      of the General Counsel

                                   SCHEDULE I

                  MORTGAGE LOAN REPRESENTATIONS AND WARRANTIES

            For purposes of this Schedule I, the "Value" of a Mortgaged Property shall mean the value of such Mortgaged Property as determined by the appraisal
(and subject to the assumptions set forth in the appraisal) performed in connection with the origination of the related Mortgage Loan.

            1.    Mortgage Loan Schedule. The information set forth in the
Mortgage Loan Schedule with respect to the Mortgage Loans is true and correct in all material respects (and contains all the items listed in the definition of
"Mortgage Loan Schedule") as of the dates of the information set forth therein or, if not set forth therein, and in all events no earlier than, as of the respective Cut-off Dates for the Mortgage Loans.

            2.    Ownership of Mortgage Loans. Immediately prior to the transfer of the Mortgage Loans to the Purchaser, the Seller had good title to, and was the sole owner of, each Mortgage Loan. The Seller has full right, power and authority to transfer and assign each Mortgage Loan to or at the direction of the Purchaser free and clear of any and all pledges, liens, charges, security interests, participation interests and/or other interests and encumbrances
(except for certain servicing rights as provided in the Pooling and Servicing
Agreement, any permitted subservicing agreements and servicing rights purchase agreements pertaining thereto and the rights of a holder of a related Non-Trust
Loan pursuant to a Loan Combination Intercreditor Agreement). The Seller has
validly and effectively conveyed to the Purchaser all legal and beneficial interest in and to each Mortgage Loan free and clear of any pledge, lien, charge, security interest or other encumbrance (except for certain servicing rights as provided in the Pooling and Servicing Agreement, any permitted subservicing agreements and servicing rights purchase agreements pertaining thereto); provided that recording and/or filing of various transfer documents are to be completed after the Closing Date as contemplated hereby and by the
Pooling and Servicing Agreement. The sale of the Mortgage Loans to the Purchaser or its designee does not require the Seller to obtain any governmental or regulatory approval or consent that has not been obtained. Each Mortgage Note is, or shall be as of the Closing Date, properly endorsed to the Purchaser or its designee and each such endorsement is, or shall be as of the Closing Date, genuine.

            3.    Payment Record. No scheduled payment of principal and/or
interest under any Mortgage Loan was 30 days or more past due as of the Due Date for such Mortgage Loan in August 2007, without giving effect to any applicable grace period, nor was any such payment 30 days or more delinquent since the date of origination of any Mortgage Loan, without giving effect to any applicable grace period.

            4.    Lien; Valid Assignment. Each Mortgage related to and delivered in connection with each Mortgage Loan constitutes a valid and, subject to the limitations and exceptions set forth in representation 13 below, enforceable first priority lien upon the related Mortgaged Property, prior to all other liens and encumbrances, and there are no liens and/or

encumbrances that are pari passu with the lien of such Mortgage, in any event subject, however, to the following (collectively, the "Permitted Encumbrances"):
(a) the lien for current real estate taxes, ground rents, water charges, sewer rents and assessments not yet delinquent or accruing interest or penalties; (b)
covenants, conditions and restrictions, rights of way, easements and other matters that are of public record and/or are referred to in the related lender's title insurance policy (or, if not yet issued, referred to in a pro forma title policy, or a "marked-up" commitment binding upon the title insurer or escrow instructions binding on the title insurer and irrevocably obligating the title insurer to issue such title insurance policy); (c) exceptions and exclusions specifically referred to in such lender's title insurance policy (or, if not yet issued, referred to in a pro forma title policy, a "marked-up" commitment binding upon the title insurer or escrow instructions binding on the title insurer and irrevocably obligating the title insurer to issue such title insurance policy); (d) other matters to which like properties are commonly subject; (e) the rights of tenants (as tenants only) under leases (including subleases) pertaining to the related Mortgaged Property; (f) if such Mortgage
Loan constitutes a Crossed Loan, the lien of the Mortgage for another Mortgage
Loan contained in the same Crossed Loan Group; (g) if the related Mortgaged
Property consists of one or more units in a condominium, the related condominium declaration; and (h) the rights of the holder of any Non-Trust Loan that is part of a related Loan Combination to which any such Mortgage Loan belongs. The
Permitted Encumbrances do not, individually or in the aggregate, materially and adversely interfere with the security intended to be provided by the related
Mortgage, the current principal use of the related Mortgaged Property, the Value of the Mortgaged Property or the current ability of the related Mortgaged
Property to generate income sufficient to service such Mortgage Loan. The related assignment of such Mortgage executed and delivered in favor of the
Trustee is in recordable form (but for insertion of the name and address of the assignee and any related recording information which is not yet available to the
Seller) and constitutes a legal, valid, binding and, subject to the limitations and exceptions set forth in representation 13 below, enforceable assignment of such Mortgage from the relevant assignor to the Trustee.

            5.    Assignment of Leases and Rents. There exists, as part of the related Mortgage File, an Assignment of Leases (either as a separate instrument or as part of the Mortgage) that relates to and was delivered in connection with each Mortgage Loan and that establishes and creates a valid, subsisting and, subject to the limitations and exceptions set forth in representation 13 below, enforceable first priority lien on and security interest in, subject to applicable law, the property, rights and interests of the related Mortgagor described therein, except for Permitted Encumbrances and except for the holder of any Non-Trust Loan that is part of a related Loan Combination to which any such Mortgage Loan belongs, and except that a license may have been granted to the related Mortgagor to exercise certain rights and perform certain obligations of the lessor under the relevant lease or leases, including, without limitation, the right to operate the related leased property so long as no event of default has occurred under such Mortgage Loan; and each assignor thereunder has the full right to assign the same. The related assignment of any Assignment of Leases not included in a Mortgage, executed and delivered in favor of the Trustee is in recordable form (but for insertion of the name and address of the assignee and any related recording information which is not yet available to the Seller), and constitutes a legal, valid, binding and, subject to the limitations and exceptions set forth in representation 13 below, enforceable assignment of such
Assignment of Leases from the relevant assignor to the Trustee. The related
Mortgage or related Assignment of Leases, subject to

applicable law, provides for the appointment of a receiver for the collection of rents or for the related mortgagee to enter into possession of the related
Mortgaged Property to collect the rents or provides for rents to be paid directly to the related mortgagee, if there is an event of default beyond applicable notice and grace periods. Except for the holder of the related
Non-Trust Loan with respect to any Mortgage Loan that is part of a Loan
Combination, no person other than the related Mortgagor and, in certain instances the related Mortgagee, owns any interest in any payments due under the related leases on which the Mortgagor is the landlord, covered by the related
Assignment of Leases.

            6.    Mortgage Status; Waivers and Modifications. In the case of each Mortgage Loan, except by a written instrument which has been delivered to the Purchaser or its designee as a part of the related Mortgage File, (a) the related Mortgage (including any amendments or supplements thereto included in the related Mortgage File) has not been impaired, waived, modified, altered, satisfied, canceled, subordinated or rescinded in any manner, that, in each case, would materially and adversely interfere with the security intended to be provided by such Mortgage, (b) neither the related Mortgaged Property nor any material portion thereof has been released from the lien of such Mortgage and
(c) the related Mortgagor has not been released from its obligations under such
Mortgage, in whole or in material part. With respect to each Mortgage Loan, since the later of (a) July 6, 2007 and (b) the closing date of such Mortgage
Loan, the Seller has not executed any written instrument that (i) impaired, satisfied, canceled, subordinated or rescinded such Mortgage Loan, (ii) waived, modified or altered any material term of such Mortgage Loan, (iii) released the
Mortgaged Property or any material portion thereof from the lien of the related
Mortgage, or (iv) released the related Mortgagor from its obligations under such
Mortgage Loan in whole or material part. For avoidance of doubt, the preceding sentence does not relate to any release of escrows by the Seller or a servicer on its behalf.

            7.    Condition of Property; Condemnation. In the case of each
Mortgage Loan, except as set forth in an engineering report prepared by an independent engineering consultant in connection with the origination of such
Mortgage Loan, the related Mortgaged Property is, to the Seller's knowledge, in good repair and free and clear of any damage that would materially and adversely affect its Value as security for such Mortgage Loan (except in any such case where an escrow of funds, letter of credit or insurance coverage exists sufficient to effect the necessary repairs and maintenance). As of the date of origination of the Mortgage Loan, there was no proceeding pending for the condemnation of all or any material part of the related Mortgaged Property. As of the Closing Date, the Seller has not received notice and has no knowledge of any proceeding pending for the condemnation of all or any material portion of the Mortgaged Property securing any Mortgage Loan. As of the date of origination of each Mortgage Loan and, to the Seller's knowledge based upon surveys and/or the title insurance policy referred to in representation 8 below, as of the date hereof, (a) none of the material improvements on the related Mortgaged Property, which were included for the purpose of determining the Value of the related
Mortgaged Property, encroach upon the boundaries and, to the extent in effect at the time of construction, do not encroach upon the building restriction lines of such property, and none of the material improvements on the related Mortgaged
Property encroached over any easements, except, in each case, for encroachments that are insured against by the lender's title insurance policy referred to in representation 8 below or that do not

materially and adversely affect the Value or current use of such Mortgaged
Property and (b) no improvements on adjoining properties materially encroached upon such Mortgaged Property so as to materially and adversely affect the Value of such Mortgaged Property, except those encroachments that are insured against by the lender's title insurance policy referred to in representation 8 below.

            8.    Title Insurance. Each Mortgaged Property securing a Mortgage
Loan is covered by an American Land Title Association (or an equivalent form of)
lender's title insurance policy (the "Title Policy") (or, if such policy has yet to be issued, by a pro forma policy or a "marked up" commitment binding on the title insurer or escrow instructions binding on the title insurer irrevocably obligating the title insurer to issue the title insurance policy) in the original principal amount of such Mortgage Loan after all advances of principal, insuring that the related Mortgage is a valid first priority lien on such
Mortgaged Property, subject only to the Permitted Encumbrances, except that in the case of a Mortgage Loan as to which the related Mortgaged Property is made up of more than one parcel of property and is not secured by a single Mortgage, each related Mortgage (and therefore the related Title Policy) may be in an amount less than the original principal amount of the Mortgage Loan, but is not less than the allocated amount of subject parcel constituting a portion of the related Mortgaged Property. Such Title Policy (or, if it has yet to be issued, the coverage to be provided thereby) is in full force and effect, all premiums thereon have been paid, no material claims have been made thereunder and no claims have been paid thereunder. No holder of the related Mortgage has done, by act or omission, anything that would materially impair the coverage under such
Title Policy. Immediately following the transfer and assignment of the related
Mortgage Loan to the Trustee, such Title Policy (or, if it has yet to be issued, the coverage to be provided thereby) inures to the benefit of the Trustee as sole insured (except with respect to the rights of the holder of any Non-Trust
Loan that is part of a related Loan Combination to which any such Mortgage Loan belongs) without the consent of or notice to the insurer. Such Title Policy contains no material exclusion for whether, or it affirmatively insures (unless the related Mortgaged Property is located in a jurisdiction where such affirmative insurance is not available) that, (a) the related Mortgaged Property has access to a public road, and (b) the area shown on the survey, if any, reviewed or prepared in connection with the origination of the related Mortgage
Loan is the same as the property legally described in the related Mortgage.

            9.    No Holdback. The proceeds of each Mortgage Loan have been
fully disbursed (except in those cases where the full amount of the Mortgage
Loan has been disbursed but a portion thereof is being held in escrow or reserve accounts documented as part of the Mortgage Loan documents and the rights to which are transferred to the Trustee, pending the satisfaction of certain conditions relating to leasing, repairs or other matters with respect to the related Mortgaged Property), and there is no obligation for future advances with respect thereto.

            10.   Mortgage Provisions. The Mortgage Loan documents for each
Mortgage Loan, together with applicable state law, contain customary and, subject to the limitations and exceptions set forth in representation 13 below, enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the practical realization against the related Mortgaged
Property of the principal benefits of the security intended to be provided thereby, including, without limitation, judicial or non-judicial foreclosure or similar proceedings (as

applicable for the jurisdiction where the related Mortgaged Property is located). None of the Mortgage Loan documents contains any provision that expressly excuses the related Mortgagor from obtaining and maintaining insurance coverage for acts of terrorism provided that such insurance is generally available at commercially reasonable rates.

            11.   Trustee under Deed of Trust. If the Mortgage for any Mortgage
Loan is a deed of trust, then (a) a trustee, duly qualified under applicable law to serve as such, has either been properly designated and currently so serves or may be substituted in accordance with the Mortgage and applicable law, and (b)
no fees or expenses are or will become payable to such trustee by the Seller, the Purchaser or any transferee thereof except in connection with a trustee's sale after default by the related Mortgagor or in connection with any full or partial release of the related Mortgaged Property or related security for such
Mortgage Loan.

            12.   Environmental Conditions. Except in the case of the Mortgaged
Properties identified on Annex B hereto (as to which properties the only environmental investigation conducted in connection with the origination of the related Mortgage Loan related to asbestos-containing materials and lead-based paint), (a) an environmental site assessment meeting ASTM standards and covering all environmental hazards typically assessed for similar properties including use, type and tenants of the related Mortgaged Property, a transaction screen meeting ASTM standards or an update of a previously conducted environmental site assessment (which update may have been performed pursuant to a database update), was performed by an independent third-party environmental consultant (licensed to the extent required by applicable state law) with respect to each Mortgaged
Property securing a Mortgage Loan in connection with the origination of such
Mortgage Loan, (b) the report of each such assessment, update or screen, if any
(an "Environmental Report"), is dated no earlier than (or, alternatively, has been updated within) twelve (12) months prior to the date hereof, (c) a copy of each such Environmental Report has been delivered to the Purchaser, and (d)
either: (i) no such Environmental Report, if any, reveals that as of the date of the report there is a material violation of applicable environmental laws with respect to any known circumstances or conditions relating to the related
Mortgaged Property; or (ii) if any such Environmental Report does reveal any such circumstances or conditions with respect to the related Mortgaged Property and the same have not been subsequently remediated in all material respects, then one or more of the following are true--(A) one or more parties not related to the related Mortgagor and collectively having financial resources reasonably estimated to be adequate to cure the violation was identified as the responsible party or parties for such conditions or circumstances, and such conditions or circumstances do not materially impair the Value of the related Mortgaged
Property, (B) the related Mortgagor was required to provide additional security reasonably estimated to be adequate to cure the violations and/or to obtain and, for the period contemplated by the related Mortgage Loan documents, maintain an operations and maintenance plan, (C) the related Mortgagor, or other responsible party, provided a "no further action" letter or other evidence that would be acceptable to a reasonably prudent commercial mortgage lender, that applicable federal, state or local governmental authorities had no current intention of taking any action, and are not requiring any action, in respect of such conditions or circumstances, (D) such conditions or circumstances were investigated further and based upon such additional investigation, a qualified environmental consultant recommended no further investigation or remediation,
(E) the expenditure of funds reasonably estimated to be necessary to effect such remediation is not

greater than 2% of the outstanding principal balance of the related Mortgage
Loan, (F) there exists an escrow of funds reasonably estimated to be sufficient for purposes of effecting such remediation, (G) the related Mortgaged Property is insured under a policy of insurance, subject to certain per occurrence and aggregate limits and a deductible, against certain losses arising from such circumstances and conditions, (H) a responsible party provided a guaranty or indemnity to the related Mortgagor to cover the costs of any required investigation, testing, monitoring or remediation and, as of the date of origination of the related Mortgage Loan, such responsible party had financial resources reasonably estimated to be adequate to cure the subject violation in all material respects or (I) the related Mortgagor or one of its affiliates is currently taking, or is required to take, such actions (which may be implementation of an operations and maintenance plan), if any, with respect to such conditions or circumstances as have been recommended by the Environmental
Report or required by the applicable governmental authority. To the Seller's actual knowledge and without inquiry beyond the related Environmental Report, there are no significant or material circumstances or conditions with respect to such Mortgaged Property not revealed in any such Environmental Report, where obtained, or in any Mortgagor questionnaire delivered to the Seller in connection with the issue of any related environmental insurance policy, if applicable, that would require investigation or remediation by the related
Mortgagor under, or otherwise be a material violation of, any applicable environmental law. The Mortgage Loan documents for each Mortgage Loan require the related Mortgagor to comply in all material respects with all applicable federal, state and local environmental laws and regulations. Each of the
Mortgage Loans identified on Annex C hereto is covered by a secured creditor environmental insurance policy and each such policy is noncancellable during its term, is in the amount at least equal to 125% of the lesser of (a) the amount estimated in such Environmental Report as sufficient to pay the costs of such remediation or (b) the principal balance of the Mortgage Loan, has a term ending no sooner than a date which is the maturity date of the Mortgage Loan to which it relates and either does not provide for a deductible or the deductible amount is held in escrow and all premiums have been paid in full. Each Mortgagor represents and warrants in the related Mortgage Loan documents that except as set forth in certain environmental reports and to its knowledge it has not used, caused or permitted to exist and will not use, cause or permit to exist on the related Mortgaged Property any hazardous materials in any manner which violates federal, state or local laws, ordinances, regulations, orders, directives or policies governing the use, storage, treatment, transportation, manufacture, refinement, handling, production or disposal of hazardous materials. The related
Mortgagor (or affiliate thereof) has agreed to indemnify, defend and hold the
Seller and its successors and assigns harmless from and against any and all losses, liabilities, damages, injuries, penalties, fines, out-of-pocket expenses and claims of any kind whatsoever (including attorneys' fees and costs) paid, incurred or suffered by or asserted against, any such party resulting from a breach of environmental representations, warranties or covenants given by the
Mortgagor in connection with such Mortgage Loan.

            13.   Loan Document Status. Each Mortgage Note, Mortgage and other agreement evidencing or securing such Mortgage Loan that was executed by or on behalf of the related Mortgagor with respect to each Mortgage Loan is the legal, valid and binding obligation of the maker thereof (subject to any non-recourse provisions contained in any of the foregoing agreements and any applicable state anti-deficiency or one form of action law or market value limit deficiency legislation), enforceable in accordance with its terms, except as such enforcement may be limited by (i) bankruptcy, insolvency, reorganization, receivership, fraudulent transfer and conveyance or other similar laws affecting the enforcement of creditors' rights generally, (ii) general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law) and (iii) public policy considerations underlying applicable securities laws, to the extent that such public policy considerations limit the enforceability of provisions that purport to provide indemnification from liabilities under applicable securities laws, and except that certain provisions in such loan documents may be further limited or rendered unenforceable by applicable law, but (subject to the limitations set forth in the foregoing clauses (i), (ii), and (iii)) such limitations or unenforceability will not render such loan documents invalid as a whole or substantially interfere with the mortgagee's realization of the principal benefits and/or security provided thereby. There is no valid defense, counterclaim or right of offset or rescission available to the related Mortgagor with respect to such Mortgage
Note, Mortgage or other agreements that would deny the mortgagee the principal benefits intended to be provided thereby, except in each case, with respect to the enforceability of any provisions requiring the payment of default interest, late fees, additional interest, prepayment premiums or yield maintenance charges.

            14.   Insurance. Except in certain cases where tenants, having a net worth of at least $50,000,000 or an investment grade credit rating (and, if rated by Fitch, a credit rating of at least "A-" by Fitch) and obligated to maintain the insurance described in this paragraph, are allowed to self-insure the related Mortgaged Properties, all improvements upon each Mortgaged Property securing a Mortgage Loan are insured under a fire and extended perils insurance
(or the equivalent) policy, in an amount at least equal to the lesser of the outstanding principal balance of such Mortgage Loan and 100% of the full insurable replacement cost of the improvements located on the related Mortgaged
Property, and if applicable, the related hazard insurance policy contains appropriate endorsements to avoid the application of co-insurance and does not permit reduction in insurance proceeds for depreciation. Each Mortgaged Property is also covered by comprehensive general liability insurance in amounts customarily required by prudent commercial mortgage lenders for properties of similar types. Each Mortgaged Property securing a Mortgage Loan is the subject of a business interruption or rent loss insurance policy providing coverage for at least twelve (12) months (or a specified dollar amount which is reasonably estimated to cover no less than twelve (12) months of rental income), unless such Mortgaged Property constitutes a manufactured housing community. If any material portion of the improvements on a Mortgaged Property securing any
Mortgage Loan was, at the time of the origination of such Mortgage Loan, in an area identified in the Federal Register by the Flood Emergency Management Agency
as a special flood hazard area (Zone A or Zone V), and flood insurance was available, a flood insurance policy is in effect with a generally acceptable insurance carrier, in an amount representing coverage not less than the least of: (1) the minimum amount required, under the terms of coverage, to compensate for any damage or loss on a replacement basis, (2) the outstanding principal balance of such Mortgage Loan, and (3) the maximum amount of insurance available under the applicable federal flood insurance program. Each Mortgaged Property
(other than a manufactured housing community) located in California or in seismic zones 3 and 4 is covered by seismic insurance to the extent such
Mortgaged Property has a probable maximum loss of greater than twenty percent
(20%) of the replacement value of the related improvements, calculated using methodology acceptable to a reasonably prudent commercial mortgage lender with respect to similar properties in the same area or

earthquake zone. Each Mortgaged Property located within Florida or within 25 miles of the coast of North Carolina, South Carolina, Georgia, Alabama,
Mississippi, Louisiana or Texas is insured by windstorm insurance in an amount at least equal to the lesser of (i) the outstanding principal balance of the related Mortgage Loan and (ii) 100% of the insurable replacement cost of the improvements located on such Mortgaged Property (less physical depreciation).
All such hazard and flood insurance policies contain a standard mortgagee clause for the benefit of the holder of the related Mortgage, its successors and assigns, as mortgagee, and are not terminable (nor may the amount of coverage provided thereunder be reduced) without at least 10 days' prior written notice to the mortgagee; and no such notice has been received, including any notice of nonpayment of premiums, that has not been cured. Additionally, for any Mortgage
Loan having a Cut-off Date Balance equal to or greater than $20,000,000, the insurer for all of the required coverages set forth herein has a claims paying ability or financial strength rating from S&P or Moody's of not less than
A-minus (or the equivalent), or from A.M. Best Company of not less than
"A-minus: V" (or the equivalent) and, if rated by Fitch, of not less than "A-"
from Fitch (or the equivalent). With respect to each Mortgage Loan, except as set forth in the first sentence of this representation 14, the related Mortgage
Loan documents require that the related Mortgagor or a tenant of such Mortgagor maintain insurance as described above or permit the related mortgagee to require insurance as described above. Except under circumstances that would be reasonably acceptable to a prudent commercial mortgage lender or that would not otherwise materially and adversely affect the security intended to be provided by the related Mortgage, the Mortgage Loan documents for each Mortgage Loan provide that proceeds paid under any such casualty insurance policy will (or, at the lender's option, will) be applied either to the repair or restoration of all or part of the related Mortgaged Property or to the payment of amounts due under such Mortgage Loan; provided that the related Mortgage Loan documents may entitle the related Mortgagor to any portion of such proceeds remaining after the repair or restoration of the related Mortgaged Property or payment of amounts due under the Mortgage Loan; and provided, further, that, if the related
Mortgagor holds a leasehold interest in the related Mortgaged Property, the application of such proceeds will be subject to the terms of the related Ground
Lease (as defined in representation 18 below).

      Each Mortgaged Property is insured by an "all-risk" casualty insurance policy that does not contain an express exclusion for (or, alternatively, is covered by a separate policy that insures against property damage resulting from) acts of terrorism.

            15.   Taxes and Assessments. There are no delinquent property taxes or assessments or other outstanding charges affecting any Mortgaged Property securing a Mortgage Loan that are a lien of priority equal to or higher than the lien of the related Mortgage and that have not been paid or are not otherwise covered by an escrow of funds sufficient to pay such charge. For purposes of this representation and warranty, real property taxes and assessments and other charges shall not be considered delinquent until the date on which interest and/or penalties would be payable thereon.

            16.   Mortgagor Bankruptcy. No Mortgagor under a Mortgage Loan is, to the Seller's knowledge, a debtor in any state or federal bankruptcy, insolvency or similar proceeding.

            17.   Local Law Compliance. To the Seller's knowledge, based upon a letter from governmental authorities, a legal opinion, a zoning consultant's report or an endorsement to the related Title Policy, or based on such other due diligence considered reasonable by prudent commercial mortgage lenders in the lending area where the subject Mortgaged Property is located (including, without limitation, when commercially reasonable, a representation of the related
Mortgagor at the time of origination of the subject Mortgage Loan), the improvements located on or forming part of each Mortgaged Property securing a
Mortgage Loan are in material compliance with applicable zoning laws and ordinances or constitute a legal non-conforming use or structure (or, if any such improvement does not so comply and does not constitute a legal non-conforming use or structure, such non-compliance and failure does not materially and adversely affect the Value of the related Mortgaged Property or any such material non-compliance is insured by the Title Policy or a law and ordinance insurance policy). In the case of each legal non-conforming use or structure, the related Mortgaged Property may be restored or repaired to the full extent of the use or structure at the time of such casualty or law and ordinance coverage has been obtained in an amount that would be required by prudent commercial mortgage lenders (or, if the related Mortgaged Property may not be restored or repaired to the full extent of the use or structure at the time of such casualty and law and ordinance coverage has not been obtained in an amount that would be required by prudent commercial mortgage lenders, such fact does not materially and adversely affect the Value of the related Mortgaged
Property) or a zoning endorsement to the related Title Policy has been obtained or the Mortgaged Property is covered by insurance that will provide proceeds that will be sufficient to repay the Mortgage Loan.

            18.   Leasehold Estate. If any Mortgage Loan is secured by the
interest of a Mortgagor as a lessee under a ground lease of all or a material portion of a Mortgaged Property (together with any and all written amendments and modifications thereof and any and all estoppels from or other agreements with the ground lessor, a "Ground Lease"), but not by the related fee interest in such Mortgaged Property or such material portion thereof (the "Fee
Interest"), then:

                  (i)     such Ground Lease or a memorandum thereof has been or
      will be duly recorded; such Ground Lease permits the interest of the lessee thereunder to be encumbered by the related Mortgage; and there has been no material change in the terms of such Ground Lease since the recordation, with the exception of material changes reflected in written instruments which are a part of the related Mortgage File; and if required by such Ground Lease, the lessor thereunder has received notice of the lien of the related Mortgage in accordance with the provisions of such
      Ground Lease;

                  (ii)    the related lessee's leasehold interest in the
      portion of the related Mortgaged Property covered by such Ground Lease is not subject to any liens or encumbrances superior to, or of equal priority with, the related Mortgage, other than the related Fee Interest and
      Permitted Encumbrances;

                  (iii)   upon foreclosure of such Mortgage Loan (or
      acceptance of a deed in lieu thereof), the Mortgagor's interest in such
      Ground Lease is assignable to, and is thereafter further assignable by, the Purchaser upon notice to, but without the consent of, the lessor thereunder (or, if such consent is required, it has either been obtained
      or

      (pursuant to the Ground Lease) may not be unreasonably withheld); provided that such Ground Lease has not been terminated and all amounts owed thereunder have been paid;

                  (iv)    such Ground Lease is in full force and effect, and,
      to the Seller's knowledge, no material default has occurred under such
      Ground Lease;

                  (v)     such Ground Lease requires the lessor thereunder to
      give notice of any material default by the lessee to the mortgagee under such Mortgage Loan provided that such mortgagee has provided the lessor with notice of its lien in accordance with the provisions of the Ground
      Lease; and such Ground Lease further provides that no notice of termination given under such Ground Lease is effective against the mortgagee under such Mortgage Loan unless a copy has been delivered to such mortgagee in the manner described in such Ground Lease;

                  (vi)    the mortgagee under such Mortgage Loan is permitted a
      reasonable opportunity (including, where necessary, sufficient time to gain possession of the interest of the lessee under such Ground Lease) to cure any default under such Ground Lease, which is curable after the receipt of notice of any such default, before the lessor thereunder may terminate such Ground Lease;

                  (vii)   such Ground Lease either (i) has an original term
      which extends not less than twenty (20) years beyond the Stated Maturity
      Date of such Mortgage Loan, or (ii) has an original term, which together with extension options that are exercisable by the lender upon its taking possession of the Mortgagor's leasehold interest and that, if exercised, would cause the term of such Ground Lease to extend not less than twenty
      (20) years beyond the Stated Maturity Date of such Mortgage Loan;

                  (viii)  such Ground Lease requires the lessor to enter into a new lease with a mortgagee upon termination of such Ground Lease for any reason, including as a result of a rejection of such Ground Lease in a bankruptcy proceeding involving the related Mortgagor, unless the mortgagee under such Mortgage Loan fails to cure a default of the lessee that is susceptible to cure by the mortgagee under such Ground Lease following notice thereof from the lessor;

                  (ix)    under the terms of such Ground Lease and the related
      Mortgage or related Mortgage Loan documents, taken together, any related casualty insurance proceeds (other than de minimis amounts for minor casualties) with respect to the leasehold interest will be applied either
      (i) to the repair or restoration of all or part of the related Mortgaged
      Property, with the mortgagee or a trustee appointed or consented to by it having the right to hold and disburse such proceeds as the repair or restoration progresses (except in such cases where a provision entitling another party to hold and disburse such proceeds would not be viewed as commercially unreasonable by a prudent commercial mortgage lender), or
      (ii) to the payment of the outstanding principal balance of the Mortgage
      Loan together with any accrued interest thereon;

                  (x)     such Ground Lease does not impose any restrictions on
      subletting which would be viewed as commercially unreasonable by a prudent commercial

      mortgage lender in the lending area where the related Mortgaged Property is located at the time of the origination of such Mortgage Loan; and

                  (xi)    such Ground Lease provides that (i) it may not be
      amended, modified, cancelled or terminated without the prior written consent of the mortgagee under such Mortgage Loan, or (ii) any such action without such consent is not binding on such mortgagee, its successors or assigns; provided, however, that termination or cancellation without such consent may be binding on the mortgagee if (i) an event of default occurs under the Ground Lease, (ii) notice is provided to the mortgagee and (iii)
      such default is curable by the mortgagee as provided in the Ground Lease, but remains uncured beyond the applicable cure period.

            19.   Qualified Mortgage. Each Mortgage Loan is a "qualified
mortgage" within the meaning of Section 860G(a)(3) of the Code and Treasury
Regulations Section 1.860G-2(a) (but without regard to the rule in Treasury
Regulations Section 1.860G-2(a)(3) or Section 1.860G-2(f)(2) that treats a defective obligation as a qualified mortgage under certain circumstances). Each
Mortgage Loan is directly secured by an interest in real property (within the meaning of Treasury Regulations Section 1.856-3(c) and 1.856-3(d)), and either
(1) the fair market value of the interest in real property which secures such
Mortgage Loan was at least equal to 80% of the principal amount of such Mortgage
Loan at the time the Mortgage Loan was (a) originated or modified (within the meaning of Treasury Regulations Section 1.860G-2(b)(1)) or (b) contributed to the Trust Fund, or (2) substantially all of the proceeds of such Mortgage Loan were used to acquire, improve or protect an interest in real property and such interest in real property was the only security for the Mortgage Loan at the time such Mortgage Loan was originated or modified. For purposes of the previous sentence, the fair market value of the referenced interest in real property shall first be reduced by (1) the amount of any lien on such interest in real property that is senior to the Mortgage Loan, and (2) a proportionate amount of any lien on such interest in real property that is in parity with the Mortgage
Loan.

            20.   Advancement of Funds. In the case of each Mortgage Loan,
neither the Seller nor, to the Seller's knowledge, any prior holder of such
Mortgage Loan has advanced funds or induced, solicited or knowingly received any advance of funds from a party other than the owner of the related Mortgaged
Property (other than (a) amounts paid by the tenant as specifically provided under a related lease or by the property manager or (b) application and commitment fees, escrow funds, points and reimbursements for fees and expenses incurred in connection with the origination and funding of the Mortgage Loan), for the payment of any amount required by such Mortgage Loan, except for interest accruing from the date of origination of such Mortgage Loan or the date of disbursement of the Mortgage Loan proceeds, whichever is later, to the date which preceded by 30 days the first due date under the related Mortgage Note.

            21.   No Equity Interest, Equity Participation or Contingent
Interest. No Mortgage Loan contains any equity participation by the mortgagee thereunder, is convertible by its terms into an equity ownership interest in the related Mortgaged Property or the related Mortgagor, provides for any contingent or additional interest in the form of participation in the cash flow of the related Mortgaged Property, or provides for the negative amortization of interest, except that, in the case of an ARD Loan, such Mortgage Loan provides that, during the period commencing on or about the related Anticipated Repayment
Date and continuing until such Mortgage Loan is paid in full, (a) additional interest shall accrue and may be compounded monthly and shall be payable only after the outstanding principal of such Mortgage Loan is paid in full, and (b)
subject to available funds, a portion of the cash flow generated by such
Mortgaged Property will be applied each month to pay down the principal balance thereof in addition to the principal portion of the related monthly payment.

            22.   Legal Proceedings. To the Seller's knowledge, there are no pending actions, suits, proceedings or governmental investigations by or before any court or governmental authority against or affecting the Mortgagor under any
Mortgage Loan or the related Mortgaged Property that could reasonably be expected to materially and adversely affect the Value of the Mortgaged Property as security for such Mortgage Loan or the current ability of the Mortgagor to pay principal, interest or any other amounts due under such Mortgage Loan.

            23.   Other Mortgage Liens. Except with respect to another Mortgage
Loan (which will also be an asset of the Trust Fund) cross-collateralized with a
Mortgage Loan, none of the Mortgage Loans permits the related Mortgaged Property to be encumbered by any mortgage lien junior to or of equal priority with the lien of the related Mortgage without the prior written consent of the holder thereof or the satisfaction of debt service coverage or similar criteria specified therein. To the Seller's knowledge, except as indicated in the preceding sentence and except for cases involving other Mortgage Loans, none of the Mortgaged Properties securing the Mortgage Loans is encumbered by any mortgage liens junior to or of equal priority with the liens of the related
Mortgage. The related Mortgage Loan documents require the Mortgagor under each
Mortgage Loan to pay all reasonable costs and expenses related to any required consent to an encumbrance, including any applicable Rating Agency fees, or would permit the related mortgagee to withhold such consent if such costs and expenses are not paid by a party other than such mortgagee.

            24.   No Mechanics' Liens. As of the date of origination, each
Mortgaged Property securing a Mortgage Loan (exclusive of any related personal property) was free and clear of any and all mechanics' and materialmen's liens that were prior or equal to the lien of the related Mortgage and that were not bonded or escrowed for or covered by title insurance. As of the Closing Date, to the Seller's knowledge: (i) each Mortgaged Property securing a Mortgage Loan
(exclusive of any related personal property) is free and clear of any and all mechanics' and materialmen's liens that are prior or equal to the lien of the related Mortgage and that are not bonded or escrowed for or covered by title insurance, and (ii) no rights are outstanding that under law could give rise to any such lien that would be prior or equal to the lien of the related Mortgage and that is not bonded or escrowed for or covered by title insurance.

            25.   Compliance. Other than any default interest or any late
charges, each Mortgage Loan (other than ARD Loans after their respective
Anticipated Repayment Dates) complied with, or was exempt from, all applicable usury laws in effect at its date of origination.

            26.   Licenses and Permits. To the Seller's knowledge, as of the date of origination of each Mortgage Loan and based on any of: (i) a letter from governmental

authorities, (ii) a legal opinion, (iii) an endorsement to the related Title
Policy, (iv) a representation of the related Mortgagor at the time of origination of such Mortgage Loan, (v) a zoning report from a zoning consultant, or (vi) other due diligence that a commercially reasonable originator of similar mortgage loans in the jurisdiction where the related Mortgaged Property is located customarily performs in the origination of comparable mortgage loans, the related Mortgagor, the related lessee, franchisee or operator was in possession of all material licenses, permits and franchises required by applicable law for the ownership and operation of the related Mortgaged Property as it was then operated or such material licenses, permits and franchises have otherwise been issued.

            27.   Cross-Collateralization. No Mortgage Loan is
cross-collateralized with any loan which is outside the Mortgage Pool. With respect to any Crossed Loan Groups, the sum of the amounts of the respective
Mortgages recorded on the related Mortgaged Properties with respect to such
Mortgage Loans is at least equal to the total amount of such Mortgage Loans.

            28.   Releases of Mortgaged Properties. No Mortgage Note or Mortgage
requires the mortgagee to release all or any material portion of the related
Mortgaged Property from the lien of the related Mortgage except upon (i) payment in full of all amounts due under the related Mortgage Loan or (ii) delivery of
"government securities" within the meaning of Section 2(a)(16) of the Investment
Company Act of 1940, as amended (the "Investment Company Act"), in connection with a defeasance of the related Mortgage Loan; provided that the Mortgage Loans that are Crossed Loans, and the other individual Mortgage Loans secured by multiple parcels, may require the respective mortgagee(s) to grant releases of portions of the related Mortgaged Property or the release of one or more related
Mortgaged Properties upon (i) the satisfaction of certain legal and underwriting requirements or (ii) the payment of a release price in connection therewith; and
provided, further, that certain Crossed Loan Groups or individual Mortgage Loans secured by multiple parcels may permit the related Mortgagor to obtain the release of one or more of the related Mortgaged Properties by substituting comparable real estate property, subject to, among other conditions precedent, receipt of confirmation from each Rating Agency that such release and substitution will not result in a qualification, downgrade or withdrawal of any of its then-current ratings of the Certificates; and provided, further, that any
Mortgage Loan may permit the unconditional release of one or more improved or unimproved parcels of land to which, in either case, the Seller did not give any material value in underwriting the Mortgage Loan.

            29.   Defeasance. Each Mortgage Loan that contains a provision for any defeasance of mortgage collateral permits defeasance (i) no earlier than two years following the Closing Date and (ii) only with substitute collateral constituting "government securities" within the meaning of Section 2(a)(16) of the Investment Company Act. To the Seller's knowledge, the provisions of each such Mortgage Loan, if any, permitting defeasance are only for the purpose of facilitating the disposition of a Mortgaged Property and are not part of an arrangement to collateralize a REMIC offering with obligations that are not real estate mortgages.

            30.   Defeasance and Assumption Costs. If any Mortgage Loan permits defeasance, then the related Mortgage Loan documents provide that the related
Mortgagor is

responsible for the payment of all reasonable costs and expenses associated with defeasance incurred by the related mortgagee, including Rating Agency fees. If any Mortgage Loan permits assumptions, then the related Mortgage Loan documents provide that the related Mortgagor is responsible for all reasonable costs and expenses associated with an assumption incurred by the related mortgagee.

            31.   Fixed Rate Loans. Each Mortgage Loan bears interest at a rate that remains fixed throughout the remaining term of such Mortgage Loan, except in the case of an ARD Loan after its Anticipated Repayment Date and except for the imposition of a default rate, late charge or prepayment premium.

            32.   Inspection. The Seller (or if the Seller is not the
originator, the originator of the Mortgage Loan) or an affiliate thereof inspected, or caused the inspection of, the related Mortgaged Property within the preceding twelve (12) months.

            33.   No Material Default. To the Seller's knowledge, there exists no material default, breach, violation or event of acceleration under the
Mortgage Note or Mortgage for any Mortgage Loan (other than payments due but not yet 30 days or more delinquent); provided, however, that this representation and warranty does not cover any default, breach, violation or event of acceleration that pertains to or arises out of the subject matter otherwise covered by any other representation and warranty made by the Seller in this Schedule I.

            34.   Due-on-Sale. The Mortgage, Mortgage Note or loan agreement for each Mortgage Loan contains a "due-on-sale" clause, which provides for the acceleration of the payment of the unpaid principal balance of such Mortgage
Loan if, without the prior written consent of the holder of such Mortgage, either the related Mortgaged Property, or any direct controlling equity interest in the related Mortgagor, is transferred or sold, other than by reason of family and estate planning transfers, transfers by devise or descent or by operation of law upon death, transfers of less than a controlling interest in the Mortgagor, transfers of shares in public companies, issuance of non-controlling new equity interests, transfers to an affiliate meeting the requirements of the Mortgage
Loan documents, transfers that are subject to the mortgagee's approval of the proposed transferee and satisfaction of certain conditions specified in the
Mortgage Loan documents, transfers, substitutions or releases of collateral provided in the Mortgage Loan documents, transfers among existing members, partners or shareholders in the Mortgagor, transfers among affiliated Mortgagors with respect to cross-collateralized Mortgage Loans or multi-property Mortgage
Loans, transfers among co-Mortgagors, transfers of worn-out or obsolete furniture, furnishings and equipment or transfers of a similar nature to the foregoing meeting the requirements of the Mortgage Loan documents; provided, however, that certain Mortgage Loans provide for the assumption of the Mortgage
Loan by a third party upon the Mortgagor's satisfaction of certain conditions precedent and upon payment of a transfer fee, if any, or transfer of interests in the Mortgagor or constituent entities of the Mortgagor to a third party or parties related to Mortgagor upon the Mortgagor's satisfaction of certain conditions precedent.

            35.   Single Purpose Entity. The Mortgagor on each Mortgage Loan with a Cut-off Date Balance of $5,000,000 or more, was, as of the origination of the Mortgage Loan, a

Single Purpose Entity. For this purpose, a "Single Purpose Entity" shall mean an entity, other than an individual, whose organizational documents provide substantially to the effect that during the term of the Mortgage Loan it may only own and operate one or more of the Mortgaged Properties securing the
Mortgage Loans and prohibit it from engaging in any business unrelated to such
Mortgaged Property or Properties, and whose organizational documents generally further provide, or which entity represented in the related Mortgage Loan documents, substantially to the effect that it does not have any material assets other than those related to its interest in and operation of such Mortgaged
Property or Properties, or any indebtedness other than as permitted by the related Mortgage(s) or the other related Mortgage Loan documents, that it has its own books and records and accounts separate and apart from any other person
(other than a Mortgagor with respect to a Mortgage Loan that is cross-collateralized and cross-defaulted with the related Mortgage Loan) and, that it holds itself out as a legal entity (separate and apart from any other person), that it will not guarantee or assume the debts of any other person, that it will not commingle assets with affiliates, and that it will not transact business with affiliates (except to the extent required by any cash management provisions of the related Mortgage Loan documents) except on an arm's-length basis.

            36.   Whole Loan. Each Mortgage Loan is a whole loan (which term includes any Mortgage Loan that is part of a Loan Combination, but does not include any related Non-Trust Loan) and not a participation interest in a mortgage loan.

            37.   Tax Parcels. Each Mortgaged Property constitutes one or more complete separate tax lots or is subject to an endorsement under the related
Title Policy insuring same, or in certain instances an application has been made to the applicable governing authority for creation of separate tax lots, which shall be effective for the next tax year.

            38.   ARD Loans. Each ARD Loan requires scheduled monthly payments of principal and/or interest. If any ARD Loan is not paid in full by its
Anticipated Repayment Date, and assuming it is not otherwise in default, (i) the rate at which such ARD Loan accrues interest will increase by at least two (2)
percentage points and (ii) the related Mortgagor is required to enter into a lockbox arrangement on the ARD Loan whereby all revenue from the related
Mortgaged Property shall be deposited directly into a designated account controlled by the applicable servicer.

            39.   Security Interests. A UCC financing statement has been filed and/or recorded, or submitted for filing and/or recording (or submitted to a title company for filing and/or recording pursuant to escrow instructions), in all places necessary to perfect (to the extent that the filing or recording of such a UCC financing statement can perfect such a security interest) a valid security interest in the personal property of the related Mortgagor granted under the related Mortgage except for certain personal property and fixtures subject to purchase money security interests and personal property leases permitted under the Mortgage Loan documents. If any Mortgaged Property securing a Mortgage Loan is operated as a hospitality property, then (a) the security agreements, financing statements or other instruments, if any, related to the
Mortgage Loan secured by such Mortgaged Property establish and create a valid security interest in all items of personal property owned by the related
Mortgagor which are material to the conduct in the ordinary course of the
Mortgagor's business on the related Mortgaged Property,

subject only to purchase money security interests, personal property leases and security interests to secure revolving lines of credit and similar financing;
and (b) one or more UCC financing statements covering such personal property have been filed and/or recorded (or have been sent for filing or recording or submitted to a title company for filing or recording pursuant to escrow instructions) wherever necessary to perfect under applicable law such security interests (to the extent a security interest in such personal property can be perfected by the filing or recording of a UCC financing statement under applicable law). The related assignment of such security interest (but for insertion of the name of the assignee and any related information which is not yet available to the Seller) executed and delivered in favor of the Trustee constitutes a legal, valid and, subject to the limitations and exceptions set forth in representation 13 hereof, binding assignment thereof from the relevant assignor to the Trustee. Notwithstanding any of the foregoing, no representation is made as to the perfection of any security interest in rents or other personal property to the extent that possession or control of such items or actions other than the filing or recording of UCC Financing Statements are required in order to effect such perfection.

            40.   Prepayment Premiums and Yield Maintenance Charges. Prepayment
Premiums and Yield Maintenance Charges payable with respect to each Mortgage
Loan, if any, constitute "customary prepayment penalties" within meaning of
Treasury Regulations Section 1.860G-1(b)(2).

            41.   Commencement of Amortization. Unless such Mortgage Loan
provides for interest only payments prior to its Stated Maturity Date or, in the case of an ARD Loan, prior to its Anticipated Repayment Date, each Mortgage Loan begins to amortize prior to its Stated Maturity Date or, in the case of an ARD
Loan, prior to its Anticipated Repayment Date.

            42.   Servicing Rights. Except as provided in the Pooling and
Servicing Agreement, any permitted subservicing agreements and servicing rights purchase agreements pertaining thereto, no Person has been granted or conveyed the right to service any Mortgage Loan or receive any consideration in connection therewith which will remain in effect after the Closing Date.

            43.   Recourse. The related Mortgage Loan documents contain
provisions providing for recourse against the related Mortgagor, a principal of such Mortgagor or an entity controlled by a principal of such Mortgagor, for damages, liabilities, expenses or claims sustained in connection with the
Mortgagor's fraud, material (or, alternatively, intentional) misrepresentation, waste or misappropriation of any tenant security deposits (in some cases, only after foreclosure or an action in respect thereof), rent (in some cases, only after an event of default), insurance proceeds or condemnation awards. The related Mortgage Loan documents contain provisions pursuant to which the related
Mortgagor, a principal of such Mortgagor or an entity controlled by a principal of such Mortgagor, has agreed to indemnify the mortgagee for damages resulting from violations of any applicable environmental laws.

            44.   Assignment of Collateral. There is no material collateral
securing any Mortgage Loan that is not being assigned to the Purchaser.

            45.   Fee Simple Interest. Unless such Mortgage Loan is secured in whole or in material part by a Ground Lease and is therefore the subject of representation 18, the interest of the related Mortgagor in the Mortgaged
Property securing each Mortgage Loan is a fee simple interest in real property and the improvements thereon, except for any portion of such Mortgaged Property that consists of a leasehold estate that is not a material ground lease, which ground lease is not the subject of representation 18.

            46.   Escrows. All escrow deposits (including capital improvements and environmental remediation reserves) relating to any Mortgage Loan that were required to be delivered to the lender under the terms of the related Mortgage
Loan documents, have been received and, to the extent of any remaining balances of such escrow deposits, are in the possession or under the control of Seller or its agents (which shall include the applicable Master Servicer). All such escrow deposits are being conveyed hereunder to the Purchaser. Any and all material requirements under each Mortgage Loan as to completion of any improvements and as to disbursement of any funds escrowed for such purpose, which requirements were to have been complied with on or before the date hereof, have been complied with in all material respects or, if and to the extent not so complied with, the escrowed funds (or an allocable portion thereof) have not been released except in accordance with the terms of the related loan documents.

            47.   Operating Statements. In the case of each Mortgage Loan, the related Mortgage or another Mortgage Loan document requires the related
Mortgagor, in some cases at the request of the lender, to provide the holder of such Mortgage Loan with at least quarterly operating statements and rent rolls
(if there is more than one tenant) for the related Mortgaged Property and annual financial statements of the related Mortgagor, and with such other information as may be required therein.

            48.   Grace Period. With respect to each Mortgage Loan, the related
Mortgage, Mortgage Note or loan agreement provides a grace period for delinquent monthly payments no longer than 15 days from the applicable Due Date or five (5)
days from notice to the related Mortgagor of the default.

            49.   Disclosure to Environmental Insurer. If the Mortgaged Property
securing any Mortgage Loan identified on Annex C as being covered by a secured creditor policy, then the Seller:

                  (i)     has disclosed, or is aware that there has been
      disclosed, in the application for such policy or otherwise to the insurer under such policy the "pollution conditions" (as defined in such policy)
      identified in any environmental reports related to such Mortgaged Property which are in the Seller's possession or are otherwise known to the Seller;
      or

                  (ii)    has delivered or caused to be delivered to the
      insurer under such policy copies of all environmental reports in the
      Seller's possession related to such Mortgaged Property;

in each case to the extent that the failure to make any such disclosure or deliver any such report would materially and adversely affect the Purchaser's ability to recover under such policy.

            50.   No Fraud. No fraud with respect to a Mortgage Loan has taken place on the part of the Seller or any affiliated originator in connection with the origination of any Mortgage Loan.

            51.   Servicing. The servicing and collection practices used by the
Seller (with respect to each Mortgage Loan serviced thereby, if the Seller acted as a servicer of any such Mortgage Loan) and, to the best of the Seller's knowledge, the servicing and collection practices employed by any servicer(s)
acting as agents for the Seller with respect to each Mortgage Loan, have, in all material respects, met customary standards utilized by prudent commercial mortgage loan servicers with respect to whole loans.

            52.   Appraisal. In connection with its origination or acquisition of each Mortgage Loan, the Seller obtained an appraisal of the related Mortgaged
Property, which appraisal is signed by an appraiser, who, to the Seller's knowledge, had no interest, direct or indirect, in the Mortgaged Property or the
Mortgagor or in any loan made on the security thereof, and whose compensation is not affected by the approval or disapproval of the Mortgage Loan; the appraisal, or a letter from the appraiser, states that such appraisal satisfies the requirements of the "Uniform Standards of Professional Appraisal Practice" as
adopted by the Appraisal Standards Board of the Appraisal Foundation, all as in
effect on the date the Mortgage Loan was originated.

            53.   Origination of the Mortgage Loans. The Seller originated all of the Mortgage Loans.

                             ANNEX A (TO SCHEDULE I)

                EXCEPTIONS TO THE REPRESENTATIONS AND WARRANTIES
                                GE CAPITAL LOANS

                             GE POOL 35/MLMT 2007-C1

[References are to corresponding mortgage loan representations set forth in
Exhibit E to Mortgage Loan Purchase and Sale Agreement. Underlined titles are provided to facilitate reference only]

1.    Mortgage Loan Schedule.

2.    Ownership of Mortgage Loans.

      o     Kingsley Square (760067902) ($14,630,000): Sub-servicing rights retained by third party (Holliday Fenoglio Fowler)

      o     Toledo Hilton (760069342) ($9,300,000): Sub-servicing rights retained by third party (CBRE)

      o     Cimarron Apts (760064442) ($6,200,000): Sub-servicing rights retained by third party (Holliday Fenoglio Fowler)

      o     Vanderveer Industrial Park - Bldg #3 (760071637) ($2,300,000):
            Sub-servicing rights retained by third party (CBRE)

3.    Payment Record.

4.    Lien; Valid Assignment.

      o     Plaza Royale (760071192) ($11,000,000): Tenant (Stonewood) has right of first refusal (ROFR) affecting entirety of property or any portion thereof; ROFR is not extinguished by foreclosure;
            Foreclosure or deed-in-lieu does not trigger ROFR, however

      o     Lakeshore Landings MHC (760071172) ($10,000,000): Florida statute confers right of first refusal to owner's association; ROFR does not apply to foreclosure or deed-in-lieu, however

      o     2100 Milvia (760071951)($8,000,000): Tenant (Morgan Stanley Capital
            International) has right of first refusal (ROFR) affecting entirety of property; ROFR is not extinguished by foreclosure; Foreclosure or deed-in-lieu does not trigger ROFR, however

      o     Ridgeway-Pecan Portfolio (760071269) ($7,500,000): One of two
            constituent properties, Pecan Ridge, is encumbered by 1992 Land Use
            Restriction Agreement

            (LURA) which imposes use and leasing restrictions; 23 units at Pecan
            Ridge property (representing approximately 12% of the combined number of units for the constituent properties) are subject to the
            LURA; Current rent used for underwriting purposes is less then the
            LURA-permitted rent; Current compliance with related restrictions confirmed at closing, and additional carve-out obtained from warm body joinder parties regarding non-compliance- related losses

      o     Hawthorn Suites Naples (76-0053858) ($7,200,000): Franchisor
            (Hawthorne Suites Franching, Inc) has Right of First Refusal) (ROFR)
            if Borrower transfers property to third party that does not elect to continue franchise; ROFR is not extinguished by foreclosure; Change in franchise is ostensibly the triggering event for ROFR

      o     Walgreens - McKinney, TX (760070102) ($5,672,000): Tenant
            (Walgreens) has right of first refusal (ROFR) affecting entirety of property; ROFR is not extinguished by foreclosure; Foreclosure or deed-in-lieu does not trigger ROFR, however

      o     Lake Blue MHC (760068763) ($2,480,000): Florida statute confers right of first refusal (ROFR) to owner's association; ROFR is not extinguished by foreclosure; ROFR does not apply to foreclosure or deed-in-lieu, however

      o     Walgreens - Jasper, IN (760072551) ($2,303,000): Tenant (Walgreens)
            has right of first refusal (ROFR) affecting entirety of property;
            ROFR is not extinguished by foreclosure; Foreclosure or deed-in-lieu does not trigger ROFR, however

5.    Assignment of Leases and Rents.

6.    Mortgage Status; Waivers and Modifications

            For all split loans originated by GE Capital: related intercreditor documentation was finalized post-closing and submitted to
            Centerline.

      o     B2 Portfolio (760071701) ($130,500,000): Post closing modification reflecting the sale of 50% of existing mezzanine debt from Wells
            Fargo Bank to Marathon Structured Finance Fund, L.P.; Wells Fargo
            Bank remains the administration agent for the mezzanine debt

      o     The Greens at McKinney (760026431)($18,743,000): Loan documents amended post- closing to extend the defeasance lock-out period to a date more than two years past REMIC start-up date; Related loan
            REMIC terminated

      o     Kingsley Square (760067902) ($14,630,000): Loan documents amended post-closing to (i) conform SPE covenants to approved contingent unsecured subordinate debt (up to $500,000 unsecured debt permitted to purchase fee estate when environmental conditions remedied by fee owner), and (ii) include additional criterion for partial defeasance of outparcel (currently occupied by

            CVS Pharmacy), namely that pre- and post-release DSCR be at least
            1.22x (DSCR underwitten at loan origination)

7.    Condition of Property; Condemnation.

8.    Title Insurance.

9.    No Holdbacks.

10.   Mortgage Provisions.

11.   Trustee under Deed of Trust.

12.   Environmental Conditions.

      o     Kingsley Square (760067902) ($14,630,000): Environmental
            contamination arising from prior dry cleaning operations at site; $5 million PLL-type policy issued by Indian Harbor, which is an S & P
            "A+" rated insurance carrier; Policy expires 06.14.2014 (loan matures 07.01.2012); Curative work has progressed to point that MSD application submission to City of Dallas is imminent (upon approval of MSD application, TCEQ review follows and, if successful, closure)

      o     The Seasons on 4th Avenue (760057577) ($13,000,000): Phase I is
            dated 08.01.2006, more than 12 months prior to targeted pool closing of 08.07.2007

13.   Loan Document Status.

14.   Insurance.

      o     Columbia/Brook Park MHC Rollup (760061022) ($55,000,000): No
            terrorism insurance required; Terrorism insurance currently in place, however; also, non-recourse carve-out obtained for related losses

      o     The Greens at McKinney (760026431)($18,743,000): No terrorism insurance required; Terrorism insurance currently in place, however;
            also, non-recourse carve-out obtained for related losses

      o     Plaza Royale (760071192) ($11,000,000): Insurance policy permitted to have 80% co-insurance provision, subject either to (i) annual confirmation that insurance is maintained at 100% of improvements'
            insurable value, or (ii) agreed amount endorsement and inflation guard coverage satisfactory to lender

      o     Lakeshore Landings MHC (760071172) ($10,000,000): No terrorism insurance required; Non-recourse carve-out from joinder party obtained for related losses, however

      o     Ridgeway-Pecan Portfolio (760071269) ($7,500,000): No terrorism insurance required; Non-recourse carve-out from warm body joinder party obtained for related losses, however

      o     Walgreens - McKinney, TX (760070102) ($5,672,000): Borrower's
            obligation to provide required insurance is suspended under certain conditions, including (i) If tenant (Walgreens) elects to
            self-insure for lease-required coverages and maintains an S & P unsecured debt rating of "A" and net worth of $250 million, in which event casualty, rent loss, comprehensive general liability and terrorism insurance are suspended; (ii) if tenant provides third party insurance for lease-required coverages (casualty and comprehensive general liability), in which event rent loss and terrorism insurance are suspended; also, (iii) Rent loss coverage not required for so long as lease does not afford tenant rent abatement remedy following casualty; and (iv) Loan documents do not expressly require terrorism insurance; Non-recourse carve-out obtained for related terrorism losses, however; Walgreens has notified the landlord of its self-insurance election, so no third party insurance is currently in place

      o     OST Self-Storage (760071194) ($4,881,000): No terrorism insurance required; Non-recourse carve-out from warm body joinder party obtained for related losses, however

      o     Walgreens - Chiefland (760071111) ($3,944,000): Borrower's
            obligation to provide required casualty, rent loss, comprehensive general liability and terrorism insurance suspended so long as tenant satisfies lease's insurance requirements, or, in the event tenant elects to self-insure, tenant`s (Walgreens) maintaining S & P
            "A" senior unsecured debt rating or better

      o     Holbrook Center (760071113) ($3,040,000): Borrower's obligation to provide required casualty, rent loss, comprehensive general liability and terrorism insurance suspended so long as tenant satisfies lease's insurance requirements, or, in the event tenant elects to self-insure, tenant`s (Advance Stores Company,
            Incorporated) ) maintaining S & P "A" senior unsecured debt rating or better

      o     Walgreens - Jasper, IN (760072551) ($2,303,000): Borrower's
            obligation to provide required casualty, rent loss, comprehensive general liability and terrorism insurance suspended so long as tenant satisfies lease's insurance requirements, or, in the event tenant elects to self-insure, tenant`s (Walgreens) maintaining $100 million net worth and an S & P "A" senior unsecured debt rating or better

15.   Taxes and Assessments.

16.   Mortgagor Bankruptcy.

17.   Local Law Compliance.

      o     Arrow Glen MHC- Safety (760064626) ($6,099,000): CUP for mobile home use expires 08.07.2010 (loan matures 05.01.2017); Loan docs include affirmative covenant to pursue extension with default remedy in not timely obtained

      o     Lindbergh Plaza (760072073) ($9,200,000): Tenant (Home Depot) has
            been notified by applicable jurisdiction of zoning violation regarding use of parking lot as outdoor sales area; Tenant is in process of obtaining necessary permits to continue such outdoor sales; Borrower has "best efforts"-type covenant to obtain necessary permits or, if applicable, enforce the related lease provisions respecting compliance with laws; Non-recourse carve-out obtained from warm body joinder party regarding zoning violation-related losses

18.   Leasehold Estate.

      o     Kingsley Square (760067902) ($14,630,000): Leasehold; Fee Not
            Subordinated; Entirety of mortgaged property is subject to ground lease; Latest ground lease maturity date is 06.30.2103; Upon completion of soil and groundwater remediation arising out of prior dry cleaning operations at the property, Ground lessor has "put'
            election that obligates Borrower to purchase fee for $500,000;
            Joinder party has springing recourse liability for related amount due, Variations: Prior to completion of remediation, first $500,000 of casualty or condemnation proceeds goes to ground lessor

      o     Toledo Hilton (760069342) ($9,300,000): Leasehold; Fee Not
            Subordinated; Ground lease comprises entirety of mortgaged property;
            Latest ground lease term expires 06.11.2066 (loan matures
            (005.01.2017); Variations: Transfer or assignment of leasehold estate by ground lessee (or leasehold mortgagee after foreclosure)
            requires ground lessor's consent, not to be unreasonably withheld or delayed

19.   Qualified Mortgage.

20.   Advancement of Funds.

21.   No Equity Interest, Equity Participation or Contingent Interest.

22.   Legal Proceedings.

      o     College Park Loans (Aggregate: $88,045,000): GMH - The Ridge
            (760069491) ($23,120,000); GMH - Uptown (760069494) ($20,160,000);
            GMH - University Heights (760069489) ($18,160,000); GMH - University
            Walk (760069495) ($14,760,000); GMH - Campus Edge (760069490)
            ($11,845,000): GMH Communities, an indirect, controlling co-owner of
            Borrower and joinder party, was included among defendants in a class action complaint filed in April 2006 alleging securities law violations arising out of the alleged issuance of misleading information, including misstatement of earnings and financial results, absence of adequate internal controls, and non-compliance with generally accepted accounting principles. Related complaints were filed later in April 2006, and

            additional complaints may be filed until a class has been certified by the Court. The defendants do not expect to file a dispositive motion, such as a motion to dismiss the action, until a consolidated complaint has been filed and a settlement conference has occurred.
            In addition, on March 12, 2007, the sellers of a portfolio of student housing properties acquired in June 2005, who received units of limited partnership interests in GMH's operating partnership in connection with the transaction, filed a lawsuit against GMH alleging securities fraud. The sellers have alleged similar claims to those asserted in the pending class action litigation described above, including that GMH provided false and misleading financial results in connection with the offer and sale of the partnership interests. In connection with the acquisition of the portfolio, GMH purchased four student housing properties in exchange for a combination of cash, assumption of debt and the issuance of limited partnership interests in its operating partnership valued at a total of approximately $76.8 million. The units of limited partnership interest were issued for a total value of approximately $27.5 million. The outcome of these litigation matters is uncertain, and an adverse outcome could have a material adverse effect on GMH's financial condition and results of operations

      o     Columbia/Brook Park MHC Rollup (760061022) ($55,000,000):
            Approximately 940 individual tenants at the related mortgaged property sought a declaratory judgment against the Borrower and its affiliated property management company, among others, alleging that rent increases adopted at the mortgaged property in 2001 were unconscionable; Rents increased approximately 15% between 1999 and
            2001, and have increased thereafter through 2006 at rates between 5%
            and 7% annually. The 2001 increases were, according to Borrower, a response to the costs of increased park services and amenities, as well as financial liabilities; The trial court held, affirming previous determinations of a state magistrate and lower court, that the rent increases did not rise to the level of being unconscionable under Ohio's substantive unconscionability factors; An appeal of that decision to the Ohio Court of Appeals is currently pending;
            Unearned portions of a $3,252,000 (cash-funded) performance escrow that have not been released prior to 05.31.2010 (based on a minimum
            1.20x DSCR and maximum 80% LTV) can only be released subsequent to that date if acceptable evidence is provided showing either (i) that
            Borrower has obtained a final, non-appealable judgment in its favor on all counts, or (ii) Borrower has fully and finally satisfied any judgment rendered in favor of plaintiffs and that no further obligations exist with respect to the related litigation

23.   Other Mortgage Liens.

      o     Toledo Hilton (760069342) ($9,300,000): $600,000 subordinated B Note held by CBA Mezzanine Capital Finance, LLC (not included in MLMT
            2007-C1 Trust); B Note and right of holder of B Note to receive payments is junior and subordinated to A Note and rights of holder of A Note; A Note and B Note are cross-defaulted

24.   No Mechanics' Liens.

25.   Compliance.

26.   Licenses and Permits.

27.   Cross-collateralization.

      o     Toledo Hilton (760069342) ($9,300,000): $600,000 subordinated B Note held by CBA Mezzanine Capital Finance, LLC (not included in MLMT
            2007-C1 Trust); B Note and right of holder of B Note to receive payments is junior and subordinated to A Note and rights of holder of A Note; A Note and B Note are cross -defaulted

28.   Releases of Mortgage Property.

29.   Defeasance.

30.   Defeasance and Assumption Costs.

31.   Fixed Rate Loan.

32.   Inspection.

      o     The Seasons on 4th Avenue (760057577) ($13,000,000): Tape shows
            07.28.2006 engineering report, which site inspection is more than 12 months prior to targeted pool closing date (08.07.2007)

33.   No Material Default.

34.   Due-on-Sale.

35.   Single-Purpose Entity.

36.   Whole Loan.

37.   Tax Parcels.

38.   ARD Loans.

39.   Security Interests.

40.   Prepayment Premiums and Yield Maintenance Charges.

41.   Commencement of Amortization.

42.   Servicing Rights.

      Sub-serviced loans to be scheduled in Pooling and Servicing Agreement:

      o     Kingsley Square (760067902) ($14,630,000): Sub-servicing rights retained by third party (Holliday Fenoglio Fowler)

      o     Toledo Hilton (760069342) ($9,300,000): Sub-servicing rights retained by third party (CBRE)

      o     Cimarron Apts (760064442) ($6,200,000): Sub-servicing rights retained by third party (Holliday Fenoglio Fowler)

      o     Vanderveer Industrial Park - Bldg #3 (760071637) ($2,300,000):
            Sub-servicing rights retained by third party (CBRE)

43.   Recourse.

44.   Assignment of Collateral.

45.   Fee Simple Interest.

      o     Ordnance Plaza 2 (760069887) ($22,400,000): Indemnity Deed of Trust
            Structure (Maryland property); Guarantor (not Borrower) is owner of mortgaged property

46.   Escrows.

47.   Operating Statements.

48.   Grace Period.

49.   Disclosure to Environmental Insurer.

50.   No Fraud.

51.   Servicing.

52.   Appraisal.

53.   Origination of the Mortgage Loans.

                             ANNEX B (TO SCHEDULE I)

MORTGAGED PROPERTIES AS TO WHICH THE ONLY ENVIRONMENTAL INVESTIGATIONS CONDUCTED
    IN CONNECTION WITH THE ORIGINATION OF THE RELATED MORTGAGE LOAN WERE WITH
         RESPECT TO ASBESTOS-CONTAINING MATERIALS AND LEAD-BASED PAINT.

                               (REPRESENTATION 12)

NONE.

                             ANNEX C (TO SCHEDULE I)

                   MORTGAGE LOANS COVERED BY SECURED CREDITOR
                        ENVIRONMENTAL INSURANCE POLICIES

                           (REPRESENTATIONS 12 AND 49)

--------------------------------------------------------------------------------
         MORTGAGE LOAN NUMBER                          LOAN NAME
--------------------------------------------------------------------------------
                  63                                Kingsley Square
--------------------------------------------------------------------------------

                                   SCHEDULE II

                             MORTGAGE LOAN SCHEDULE

                                   [Attached]

GECC

                                                                                                    PROPERTY
LOAN #    LOAN GROUP   PROPERTY NAME                              LOAN / PROPERTY     ORIGINATOR    TYPE
--------------------------------------------------------------------------------------------------------------------------

  10          2        B2 Portfolio                               Loan                GECC          Multifamily
10.01         2        Sinclair                                   Property            GECC          Multifamily
10.02         2        Steeple Chase                              Property            GECC          Multifamily
10.03         2        Vacaro                                     Property            GECC          Multifamily
10.04         2        Alden Ridge                                Property            GECC          Multifamily
10.05         2        Somerset                                   Property            GECC          Multifamily
10.06         2        Chelsea Point                              Property            GECC          Multifamily
10.07         2        Waverly 1 & II                             Property            GECC          Multifamily
10.08         2        La Cota                                    Property            GECC          Multifamily
10.09         2        Ashland                                    Property            GECC          Multifamily
10.10         2        Hunt Club                                  Property            GECC          Multifamily
10.11         2        The Lakes at Meadowland                    Property            GECC          Multifamily
  15          2        Columbia/Brook Park MHC Rollup             Loan                GECC          Manufactured Housing
15.01         2        Columbia Park MHC                          Property            GECC          Manufactured Housing
15.02         2        Brook Park MHC                             Property            GECC          Manufactured Housing
  17          1        Radisson - Alexandria                      Loan                GECC          Hospitality
  23          1        Holiday Inn - Alexandria                   Loan                GECC          Hospitality
  24          1        Bayshore Shopping Center                   Loan                GECC          Retail
  25          1        Sports Authority - Tempe                   Loan                GECC          Retail
  30          2        Timber Ridge & Maplewood West              Loan                GECC          Multifamily
  32          1        GMH - The Ridge                            Loan                GECC          Multifamily
  35          1        Ordnance Plaza 2                           Loan                GECC          Retail
  38          2        GMH - Uptown                               Loan                GECC          Multifamily
  39          2        Greystone Summit                           Loan                GECC          Multifamily
  40          1        Raymour & Flanigan-Seekonk                 Loan                GECC          Retail
  44          2        Starlite Mobile Estates                    Loan                GECC          Manufactured Housing
  45          1        Emily Morgan Hotel                         Loan                GECC          Hospitality
  46          1        RDR Apartments                             Loan                GECC          Multifamily
46.01         1        Crestview Apartments                       Property            GECC          Multifamily
46.02         1        Valley View Apartments                     Property            GECC          Multifamily
46.03         1        Pinecrest Apartments                       Property            GECC          Multifamily
46.04         1        Hall Valley Apartments                     Property            GECC          Multifamily
46.05         1        Quarry Apartments                          Property            GECC          Multifamily
  50          2        GMH - University Heights                   Loan                GECC          Multifamily
  51          2        The Greens at McKinney                     Loan                GECC          Multifamily
  59          1        Grand Bank Center                          Loan                GECC          Office
  62          2        GMH - University Walk                      Loan                GECC          Multifamily
  63          1        Kingsley Square                            Loan                GECC          Retail
  73          1        Crowne Plaza Hotel - Mundelein             Loan                GECC          Hospitality
  74          2        GMH - Campus Edge                          Loan                GECC          Multifamily
  75          2        The Seasons on 4th Avenue                  Loan                GECC          Multifamily
  76          1        Chester County Medical Associates          Loan                GECC          Office
  77          1        Pinewood Facility                          Loan                GECC          Office
  78          1        Plaza Royale                               Loan                GECC          Mixed Use
  85          2        Lakeshore Landings MHC                     Loan                GECC          Manufactured Housing
  87          2        Greens at Derby Phase II                   Loan                GECC          Multifamily
  89          1        Temecula Creek Village                     Loan                GECC          Retail
  93          1        Toledo Hilton                              Loan                GECC          Hospitality
  94          1        Lindbergh Plaza                            Loan                GECC          Retail
  95          1        Oak Grove Crossing                         Loan                GECC          Retail
  96          1        Shoppes at Hamilton                        Loan                GECC          Retail
  98          1        Executive Ten                              Loan                GECC          Office
  99          1        Mid Valley Plaza SC                        Loan                GECC          Retail
 100          1        Elkhorn                                    Loan                GECC          Retail
 101          1        Aliso Viejo / Mission Viejo SS             Loan                GECC          Self Storage
101.01        1        Aliso Viejo                                Property            GECC          Self Storage
101.02        1        Mission Viejo RV Storage                   Property            GECC          Self Storage
 105          1        2100 Milvia Office                         Loan                GECC          Office
 109          2        Ridgeway-Pecan Portfolio                   Loan                GECC          Multifamily
109.01        2        Ridgeway Village Apartments                Property            GECC          Multifamily
109.02        2        Pecan Ridge Apartments                     Property            GECC          Multifamily
 111          1        Silverlake Shopping Center Pearland        Loan                GECC          Retail
 114          1        Hawthorn Suites Naples                     Loan                GECC          Hospitality
 119          1        Konikoff Professional Center               Loan                GECC          Office
 120          1        Plaza Del Rio                              Loan                GECC          Office
 127          2        Cimarron Apartments                        Loan                GECC          Multifamily
 128          2        Arrow Glen MHC                             Loan                GECC          Manufactured Housing
 132          1        Walgreens - McKinney, TX                   Loan                GECC          Retail
 135          1        Skyline MHC                                Loan                GECC          Manufactured Housing
 137          2        Meadowbrook Apartments                     Loan                GECC          Multifamily
 140          1        6230 South Decatur Boulevard               Loan                GECC          Retail
 141          1        OST Self-Storage                           Loan                GECC          Self Storage
 145          1        CVS St Lucie                               Loan                GECC          Retail
 148          1        Auburn Way Self Storage                    Loan                GECC          Self Storage
 157          2        Rio Puente                                 Loan                GECC          Manufactured Housing
 160          1        Four Corners Shopping Center               Loan                GECC          Retail
 165          1        Dixie Shoppes                              Loan                GECC          Retail
 166          1        Alpha Business Center                      Loan                GECC          Office
 167          1        Walgreens - Chiefland, FL                  Loan                GECC          Retail
 173          1        Central Storage at Longneck                Loan                GECC          Self Storage
 179          1        Scripps Executive Plaza                    Loan                GECC          Office
 185          1        Holbrook Center                            Loan                GECC          Retail
 198          2        Homecrest MHC                              Loan                GECC          Manufactured Housing
 199          1        Walgreens - Jasper, IN                     Loan                GECC          Retail
 205          1        Vanderveer Industrial Park - Building #3   Loan                GECC          Industrial
 216          2        Carson Gardens MHC                         Loan                GECC          Manufactured Housing

LOAN #     STREET ADDRESS                              CITY                   COUNTY                                  STATE
------------------------------------------------------------------------------------------------------------------------------

  10       Various                                     Various                Various                                 Various
 10.01     3600 Park Colony Drive                      Norcross               Gwinnett                                GA
 10.02     5940 Singleton Road                         Norcross               Gwinnett                                GA
 10.03     3504 Joyce Court                            Chesapeake             Chesapeake City                         VA
 10.04     1500 Post Oak Drive                         Clarkston              DeKalb                                  GA
 10.05     100 Summerwalk Parkway                      Tucker                 Gwinnett                                GA
 10.06     6617 Bickford Lane                          Portsmouth             Portsmouth City                         VA
 10.07     5010 Split Rail Circle                      Winston-Salem          Forsyth                                 NC
 10.08     6664 Peachtree Industrial Boulevard         Atlanta                DeKalb                                  GA
 10.09     1 Aspen Drive                               Greensboro             Guilford                                NC
 10.10     103 Echo Glen Drive                         Winston-Salem          Forsyth                                 NC
 10.11     101 Meadowood Street                        Greensboro             Guilford                                NC
  15       Various                                     Various                Cuyahoga                                OH
 15.01     7100 Columbia Road                          Olmsted Falls          Cuyahoga                                OH
 15.02     11800 Brookpark Road                        Cleveland              Cuyahoga                                OH
  17       901 North Fairfax Street                    Alexandria             Fairfax                                 VA
  23       625 First Street                            Alexandria             Fairfax                                 VA
  24       521 Montauk Highway                         Bayshore               Suffolk                                 NY
  25       7760 South Priest Drive                     Tempe                  Maricopa                                AZ
  30       1025 Adams Circle                           Boulder                Boulder                                 CO
  32       350 Wedgewood Drive                         Morgantown             Monongalia                              WV
  35       595 East Ordnance Road                      Glen Burnie            Anne Arundel                            MD
  38       2601 West Oak Street                        Denton                 Denton                                  TX
  39       5200 Greystone Summit Drive                 Columbus               Muscogee                                GA
  40       100 Highland Avenue                         Seekonk                Bristol                                 MA
  44       1045 North Azusa Avenue                     Covina                 Los Angeles                             CA
  45       705 Houston Street                          San Antonio            Bexar                                   TX
  46       Various                                     Various                Various                                 WV
 46.01     1 Crestview Terrace                         Bridgeport             Harrison                                WV
 46.02     1210 Valley View Avenue                     Morgantown             Monongalia                              WV
 46.03     200 Pinecrest Drive                         Morgantown             Monongalia                              WV
 46.04     100 Hall Valley Drive                       Bridgeport             Harrison                                WV
 46.05     Overlook Drive                              Clarksburg             Harrison                                WV
  50       1319 Knotty Pine Way                        Knoxville              Knox                                    TN
  51       3191 Medical Center Drive                   McKinney               Collin                                  TX
  59       3501& 3601 PGA Boulevard                    Palm Beach Gardens     Palm Beach                              FL
  62       1205 University Walk Circle                 Charlotte              Mecklenburg                             NC
  63       7203-7215 Skillman Street                   Dallas                 Dallas                                  TX
  73       510 East Route 83                           Mundelein              Lake                                    IL
  74       1300 Varsity Lane                           Charlotte              Mecklenburg                             NC
  75       8180 West 4th Avenue                        Kennewick              Benton                                  WA
  76       600, 602, 606 East Marshall Street          West Chester           Chester                                 PA
  77       6701 Dale Mabry Highway                     Tampa                  Hillsborough                            FL
  78       3802 Newberry Road                          Gainesville            Alachua                                 FL
  85       2000 West 33rd Street                       Orlando                Orange                                  FL
  87       1500 East Tall Tree Road                    Derby                  Sedgwick                                KS
  89       31285-31333 Highway 79                      Temecula               Riverside                               CA
  93       3100 Glendale Avenue                        Toledo                 Lucas                                   OH
  94       7425-7517 South Lindbergh Boulevard         St. Louis              St. Louis                               MO
  95       18285 & 18295 Collier Avenue                Lake Elsinore          Riverside                               CA
  96       1450-1496 South Erie Boulevard              Hamilton               Butler                                  OH
  98       2200 Route 10 West                          Parsippany             Morris                                  NJ
  99       1543-1756 Mt. Hood Avenue                   Woodburn               Marion                                  OR
  100      4403 Elkhorn Boulevard                      Sacramento             Sacramento                              CA
  101      Various                                     Various                Orange                                  CA
101.01     36 Journey                                  Aliso Viejo            Orange                                  CA
101.02     26692 Avery Parkway                         Mission Viejo          Orange                                  CA
  105      2100 Milvia Street                          Berkeley               Alameda                                 CA
  109      Various                                     Midlothian             Ellis                                   TX
109.01     100 East Ridgeway Drive                     Midlothian             Ellis                                   TX
109.02     1301 Pecan Ridge Drive                      Midlothian             Ellis                                   TX
  111      10200 and 10228 Broadway (FM518)            Pearland               Brazoria                                TX
  114      3557 Pine Ridge Road                        Naples                 Collier                                 FL
  119      2100 Lynnhaven Parkway                      Virginia Beach         Norfolk-Virginia Beach-Newport News     VA
  120      101 Riverfront Boulevard                    Bradenton              Manatee                                 FL
  127      500 North Judge Ely Boulevard               Abilene                Taylor                                  TX
  128      19850 East Arrow Highway                    Covina                 Los Angeles                             CA
  132      1651 West University Drive                  McKinney               Collin                                  TX
  135      2205 Butterfield Road                       Yakima                 Yakima                                  WA
  137      3605 Walden Lane                            High Point             Guilford                                NC
  140      6230 South Decatur Boulevard                Las Vegas              Clark                                   NV
  141      2915 Old Spanish Trail                      Houston                Harris                                  TX
  145      1300-1310 SW St. Lucie West Boulevard       Port St. Lucie         St. Lucie                               FL
  148      4501 Auburn Way North                       Auburn                 King                                    WA
  157      6656 Rosecrans Avenue                       Paramount              Los Angeles                             CA
  160      9413 Apison Pike                            Collegedale            Hamilton                                TN
  165      8249 Vineland Road                          Orlando                Orange                                  FL
  166      4300-4350 Alpha Road                        Farmers Branch         Dallas                                  TX
  167      2227 North Young Boulevard                  Chiefland              Levy                                    FL
  173      32440 Longneck Road                         Millsboro              Sussex                                  DE
  179      10085 Carroll Canyon Road                   San Diego              San Diego                               CA
  185      951 Main Street                             Holbrook               Suffolk                                 NY
  198      815 South Curtis Road                       Boise                  Ada                                     ID
  199      3626 North Newton Street                    Jasper                 Dubois                                  IN
  205      3 Industrial Court                          Howell                 Monmouth                                NJ
  216      437 West Carson Street                      Carson                 Los Angeles                             CA

                         CUT-OFF DATE       ORIGINAL        MONTHLY P&I DEBT       ANNUAL P&I DEBT      INTEREST        PRIMARY
LOAN #       ZIP CODE    BALANCE ($)       BALANCE ($)        SERVICE ($)            SERVICE ($)         RATE %      SERVICING FEE
-----------------------------------------------------------------------------------------------------------------------------------

  10       Various          130,500,000      130,500,000          627,995.00           7,535,940.00      5.6800              0.010
10.01      30093             16,900,000       16,900,000
10.02      30093             15,050,000       15,050,000
10.03      23321             14,400,000       14,400,000
10.04      30021             13,925,000       13,925,000
10.05      30024             13,200,000       13,200,000
10.06      23703             11,900,000       11,900,000
10.07      27106             11,550,000       11,550,000
10.08      30360             11,400,000       11,400,000
10.09      27409             11,250,000       11,250,000
10.10      27106              5,475,000        5,475,000
10.11      27409              5,450,000        5,450,000
  15       Various           55,000,000       55,000,000          258,148.61           3,097,783.33      5.5400              0.010
15.01      44138             52,120,000       52,120,000
15.02      44130              2,880,000        2,880,000
  17       22314             42,500,000       42,500,000          212,080.90           2,544,970.83      5.8900              0.010
  23       22314             30,500,000       30,500,000          152,199.24           1,826,390.83      5.8900              0.010
  24       11706             30,100,000       30,100,000          140,002.63           1,680,031.50      5.4900              0.010
  25       85284             29,920,000       29,920,000          140,686.33           1,688,236.00      5.5500              0.010
  30       80303             25,500,000       25,500,000          117,958.75           1,415,505.00      5.4600              0.010
  32       26505             23,120,000       23,120,000          108,320.41           1,299,844.93      5.5300              0.010
  35       21060             22,400,000       22,400,000          103,998.22           1,247,978.67      5.4800              0.010
  38       76201             20,160,000       20,160,000           94,110.80           1,129,329.60      5.5100              0.010
  39       31909             20,000,000       20,000,000           96,075.00           1,152,900.00      5.6700              0.010
  40       2771              19,982,223       20,000,000          116,460.59           1,397,527.09      5.7300              0.010
  44       91722             19,550,000       19,550,000           92,919.52           1,115,034.25      5.6100              0.010
  45       78205             19,500,000       19,500,000          115,480.63           1,385,767.50      6.9900              0.010
  46       Various           18,500,000       18,500,000          114,824.68           1,377,896.11      5.6100              0.010
46.01      26330              6,311,812        6,311,812
46.02      26505              4,354,351        4,354,351
46.03      26508              3,835,025        3,835,025
46.04      26330              2,340,963        2,340,963
46.05      26301              1,657,849        1,657,849
  50       37920             18,160,000       18,160,000           85,235.98           1,022,831.73      5.5400              0.010
  51       75069             17,586,684       18,743,000           88,504.99           1,062,059.85      5.9400              0.010
  59       33410             15,500,000       15,500,000           75,377.36             904,528.33      5.7400              0.010
  62       28213             14,760,000       14,760,000           68,902.55             826,830.60      5.5100              0.010
  63       75231             14,630,000       14,630,000           76,724.19             920,690.28      6.1900              0.010
  73       60060             12,000,000       12,000,000           77,316.17             927,794.02      6.0000              0.010
  74       28262             11,845,000       11,845,000           55,194.41             662,332.92      5.5000              0.010
  75       99336             11,500,000       11,500,000           69,244.33             830,931.97      6.0400              0.010
  76       19380             11,007,309       11,100,000           67,696.21             812,354.47      6.1600              0.010
  77       33611             11,000,000       11,000,000           53,959.58             647,515.00      5.7900              0.010
  78       32607             10,968,474       11,000,000           68,936.06             827,232.73      5.7100              0.010
  85       32839             10,000,000       10,000,000           47,190.28             566,283.33      5.5700              0.010
  87       67037              9,979,097       10,000,000           56,090.67             673,088.08      5.3900              0.010
  89       92592              9,540,000        9,540,000           45,746.95             548,963.40      5.6600              0.010
  93       43614              9,300,000        9,300,000           55,758.20             669,098.39      6.0000
  94       63125              9,200,000        9,200,000           48,871.17             586,454.00      6.2700              0.010
  95       92530              9,000,000        9,000,000           42,471.25             509,655.00      5.5700              0.010
  96       45011              8,995,000        8,995,000           44,886.30             538,635.59      5.8900              0.010
  98       7054               8,952,036        8,960,000           52,174.34             626,092.13      5.7300              0.010
  99       97071              8,650,000        8,650,000           51,306.31             615,675.69      5.9000              0.010
 100       95842              8,592,000        8,592,000           41,492.20             497,906.40      5.7000              0.010
 101       Various            8,500,000        8,500,000           48,957.63             587,491.57      5.6300              0.010
101.01     92656              6,379,988        6,379,988
101.02     92692              2,120,012        2,120,012
 105       94704              8,000,000        8,000,000           37,481.11             449,773.33      5.5300              0.010
 109       76065              7,500,000        7,500,000           35,646.88             427,762.50      5.6100              0.010
109.01     76065              5,000,000        5,000,000
109.02     76065              2,500,000        2,500,000
 111       77584              7,440,000        7,440,000           36,559.33             438,712.00      5.8000              0.010
 114       34109              7,073,202        7,200,000           47,407.22             568,886.67      6.2300              0.010
 119       23456              6,800,000        6,800,000           39,639.77             475,677.20      5.7400              0.010
 120       34205              6,600,000        6,600,000           39,062.59             468,751.03      5.8800              0.010
 127       79601              6,200,000        6,200,000           35,788.62             429,463.43      5.6500              0.010
 128       91724              6,099,000        6,099,000           29,298.07             351,576.86      5.6700              0.010
 132       75069              5,672,000        5,672,000           30,947.06             371,364.75      6.4400              0.010
 135       98901              5,250,000        5,250,000           25,531.04             306,372.50      5.7400              0.010
 137       27265              5,000,000        5,000,000           23,595.14             283,141.67      5.5700              0.010
 140       89118              4,956,095        5,000,000           29,720.84             356,650.13      5.9200              0.010
 141       77054              4,881,000        4,881,000           28,422.21             341,066.49      5.7300              0.010
 145       34986              4,750,000        4,750,000           22,415.38             268,984.58      5.5700              0.010
 148       98002              4,650,000        4,650,000           24,267.83             291,214.00      6.1600              0.010
 157       90723              4,200,000        4,200,000           20,033.42             240,401.00      5.6300              0.010
 160       37363              4,080,000        4,080,000           23,835.70             286,028.37      5.7600              0.010
 165       32821              3,980,000        3,980,000           19,489.84             233,878.07      5.7800              0.010
 166       75244              3,963,742        4,000,000           24,550.70             294,608.34      6.2200              0.010
 167       32626              3,944,000        3,944,000           18,912.58             226,950.91      5.6600              0.010
 173       19966              3,750,000        3,750,000           21,883.98             262,607.79      5.7500              0.010
 179       92131              3,300,000        3,300,000           16,383.58             196,603.00      5.8600              0.010
 185       11741              3,040,000        3,040,000           14,603.40             175,240.80      5.6700              0.010
 198       83705              2,350,000        2,350,000           11,388.36             136,660.33      5.7200              0.010
 199       47546              2,320,000        2,320,000           12,304.38             147,652.53      6.2600              0.010
 205       7728               2,196,268        2,198,000           13,447.81             161,373.70      6.1900
 216       90745              2,000,000        2,000,000            9,861.67             118,340.00      5.8200              0.010

                                                                                         NET
                 MASTER             TRUSTEE AND          SUB SERVICIN      ADMIN.     MORTGAGE
LOAN #       SERVICING FEE        PAYING AGENT FEE         FEE RATE         FEE %      RATE %           ACCRUAL TYPE     TERM
------------------------------------------------------------------------------------------------------------------------------

  10                  0.010                  0.0005                         0.0205      5.65950       Actual/360          60
10.01
10.02
10.03
10.04
10.05
10.06
10.07
10.08
10.09
10.10
10.11
  15                  0.010                  0.0005                         0.0205      5.51950       Actual/360          120
15.01
15.02
  17                  0.010                  0.0005                         0.0205      5.86950       Actual/360          120
  23                  0.010                  0.0005                         0.0205      5.86950       Actual/360          120
  24                  0.010                  0.0005                         0.0205      5.46950       Actual/360          120
  25                  0.010                  0.0005                         0.0205      5.52950       Actual/360          120
  30                  0.010                  0.0005                         0.0205      5.43950       Actual/360          120
  32                  0.010                  0.0005                         0.0205      5.50950       Actual/360          60
  35                  0.010                  0.0005                         0.0205      5.45950       Actual/360          120
  38                  0.010                  0.0005                         0.0205      5.48950       Actual/360          60
  39                  0.010                  0.0005                         0.0205      5.64950       Actual/360          120
  40                  0.010                  0.0005                         0.0205      5.70950       Actual/360          120
  44                  0.010                  0.0005                         0.0205      5.58950       Actual/360          120
  45                  0.010                  0.0005                         0.0205      6.96950       Actual/360          84
  46                  0.010                  0.0005                         0.0205      5.58950       Actual/360          120
46.01
46.02
46.03
46.04
46.05
  50                  0.010                  0.0005                         0.0205      5.51950       Actual/360          60
  51                  0.010                  0.0005                         0.0205      5.91950       Actual/360          144
  59                  0.010                  0.0005                         0.0205      5.71950       Actual/360          120
  62                  0.010                  0.0005                         0.0205      5.48950       Actual/360          60
  63                  0.010                  0.0005               0.0500    0.0705      6.11950       Actual/360          60
  73                  0.010                  0.0005                         0.0205      5.97950       Actual/360          60
  74                  0.010                  0.0005                         0.0205      5.47950       Actual/360          60
  75                  0.010                  0.0005                         0.0205      6.01950       Actual/360          120
  76                  0.010                  0.0005                         0.0205      6.13950       Actual/360          60
  77                  0.010                  0.0005                         0.0205      5.76950       Actual/360          60
  78                  0.010                  0.0005                         0.0205      5.68950       Actual/360          120
  85                  0.010                  0.0005                         0.0205      5.54950       Actual/360          120
  87                  0.010                  0.0005                         0.0205      5.36950       Actual/360          120
  89                  0.010                  0.0005                         0.0205      5.63950       Actual/360          120
  93                  0.010                  0.0005               0.0600    0.0705      5.92950       Actual/360          120
  94                  0.010                  0.0005                         0.0205      6.24950       Actual/360          120
  95                  0.010                  0.0005                         0.0205      5.54950       Actual/360          120
  96                  0.010                  0.0005                         0.0205      5.86950       Actual/360          120
  98                  0.010                  0.0005                         0.0205      5.70950       Actual/360          120
  99                  0.010                  0.0005                         0.0205      5.87950       Actual/360          120
 100                  0.010                  0.0005                         0.0205      5.67950       Actual/360          120
 101                  0.010                  0.0005                         0.0205      5.60950       Actual/360          120
101.01
101.02
 105                  0.010                  0.0005                         0.0205      5.50950       Actual/360          120
 109                  0.010                  0.0005                         0.0205      5.58950       Actual/360          120
109.01
109.02
 111                  0.010                  0.0005                         0.0205      5.77950       Actual/360          120
 114                  0.010                  0.0005                         0.0205      6.20950       Actual/360          120
 119                  0.010                  0.0005                         0.0205      5.71950       Actual/360          120
 120                  0.010                  0.0005                         0.0205      5.85950       Actual/360          120
 127                  0.010                  0.0005               0.0400    0.0605      5.58950       Actual/360          120
 128                  0.010                  0.0005                         0.0205      5.64950       Actual/360          120
 132                  0.010                  0.0005                         0.0205      6.41950       Actual/360          120
 135                  0.010                  0.0005                         0.0205      5.71950       Actual/360          60
 137                  0.010                  0.0005                         0.0205      5.54950       Actual/360          120
 140                  0.010                  0.0005                         0.0205      5.89950       Actual/360          120
 141                  0.010                  0.0005                         0.0205      5.70950       Actual/360          120
 145                  0.010                  0.0005                         0.0205      5.54950       Actual/360          120
 148                  0.010                  0.0005                         0.0205      6.13950       Actual/360          84
 157                  0.010                  0.0005                         0.0205      5.60950       Actual/360          120
 160                  0.010                  0.0005                         0.0205      5.73950       Actual/360          120
 165                  0.010                  0.0005                         0.0205      5.75950       Actual/360          120
 166                  0.010                  0.0005                         0.0205      6.19950       Actual/360          120
 167                  0.010                  0.0005                         0.0205      5.63950       Actual/360          120
 173                  0.010                  0.0005                         0.0205      5.72950       Actual/360          120
 179                  0.010                  0.0005                         0.0205      5.83950       Actual/360          120
 185                  0.010                  0.0005                         0.0205      5.64950       Actual/360          120
 198                  0.010                  0.0005                         0.0205      5.69950       Actual/360          120
 199                  0.010                  0.0005                         0.0205      6.23950       Actual/360          120
 205                  0.010                  0.0005               0.0600    0.0705      6.11950       Actual/360          120
 216                  0.010                  0.0005                         0.0205      5.79950       Actual/360          120

            MONTHLY
            PAYMENT                     MATURITY/      AMORT                                                           ARD
LOAN #        DATE       REM. TERM      ARD DATE        TERM      REM. AMORT     TITLE TYPE            ARD LOAN      STEP UP
--------------------------------------------------------------------------------------------------------------------------------

  10           1             57           5/1/2012       0             0         Fee
10.01                                                                            Fee
10.02                                                                            Fee
10.03                                                                            Fee
10.04                                                                            Fee
10.05                                                                            Fee
10.06                                                                            Fee
10.07                                                                            Fee
10.08                                                                            Fee
10.09                                                                            Fee
10.10                                                                            Fee
10.11                                                                            Fee
  15           1            118           6/1/2017       0             0         Fee
15.01                                                                            Fee
15.02                                                                            Fee
  17           1            118           6/1/2017       0             0         Fee
  23           1            118           6/1/2017       0             0         Fee
  24           1            118           6/1/2017       0             0         Fee
  25           1            117           5/1/2017       0             0         Fee
  30           1            116           4/1/2017       0             0         Fee
  32           1             57           5/1/2012       0             0         Fee
  35           1            116           4/1/2017       0             0         Fee
  38           1             57           5/1/2012       0             0         Fee
  39           1            118           6/1/2017       0             0         Fee
  40           1            119           7/1/2017      360           359        Fee
  44           1            118           6/1/2017       0             0         Fee
  45           1             83           7/1/2014       0             0         Fee
  46           1            120           8/1/2017      300           300        Fee
46.01                                                                            Fee
46.02                                                                            Fee
46.03                                                                            Fee
46.04                                                                            Fee
46.05                                                                            Fee
  50           1             57           5/1/2012       0             0         Fee
  51           1             87          11/1/2014       0             0         Fee
  59           1            118           6/1/2017       0             0         Fee
  62           1             57           5/1/2012       0             0         Fee
  63           1             59           7/1/2012       0             0         Leasehold
  73           1             57           5/1/2012      300           300        Fee
  74           1             57           5/1/2012       0             0         Fee
  75           1            119           7/1/2017      360           360        Fee
  76           1             51          11/1/2011      360           351        Fee/Leasehold       Yes                   2.5
  77           1             58           6/1/2012       0             0         Fee
  78           1            118           6/1/2017      300           298        Fee
  85           1            117           5/1/2017       0             0         Fee
  87           1            118           6/1/2017      360           358        Fee
  89           1            119           7/1/2017       0             0         Fee
  93           1            117           5/1/2017      360           360        Leasehold
  94           1            120           8/1/2017       0             0         Fee
  95           1            116           4/1/2017       0             0         Fee
  96           1            119           7/1/2017       0             0         Fee
  98           1            119           7/1/2017      360           359        Fee
  99           1            119           7/1/2017      360           360        Fee
 100           1            119           7/1/2017       0             0         Fee
 101           1            118           6/1/2017      360           360        Fee
101.01                                                                           Fee
101.02                                                                           Fee
 105           1            119           7/1/2017       0             0         Fee
 109           1            117           5/1/2017       0             0         Fee
109.01                                                                           Fee
109.02                                                                           Fee
 111           1            118           6/1/2017       0             0         Fee
 114           1            107           7/1/2016      300           287        Fee
 119           1            117           5/1/2017      360           360        Fee
 120           1            120           8/1/2017      360           360        Leasehold
 127           1            113           1/1/2017      360           360        Fee
 128           1            117           5/1/2017       0             0         Fee
 132           1            119           7/1/2017       0             0         Fee
 135           1             58           6/1/2012       0             0         Fee
 137           1            119           7/1/2017       0             0         Fee
 140           1            111          11/1/2016      360           351        Fee
 141           1            117           5/1/2017      360           360        Fee
 145           1            118           6/1/2017       0             0         Fee
 148           1             83           7/1/2014       0             0         Fee
 157           1            116           4/1/2017       0             0         Fee
 160           1            118           6/1/2017      360           360        Fee
 165           1            118           6/1/2017       0             0         Fee
 166           1            110          10/1/2016      360           350        Fee
 167           1            117           5/1/2017       0             0         Fee
 173           1            117           5/1/2017      360           360        Fee
 179           1            117           5/1/2017       0             0         Fee
 185           1            118           6/1/2017       0             0         Fee
 198           1            117           5/1/2017       0             0         Fee
 199           1            120           8/1/2017       0             0         Leasehold
 205           1            119           7/1/2017      360           359        Fee
 216           1            116           4/1/2017       0             0         Fee

                                                              PARTIAL
           ENVIRONMENTAL       CROSS      CROSS              DEFEASANCE      LETTER OF                    LOCKBOX
LOAN #       INSURANCE       DEFAULTED    COLLATERALIZED      ALLOWED         CREDIT                        TYPE
------------------------------------------------------------------------------------------------------------------------------

  10             No                                                                    0      Soft at Closing, Springing Hard
 10.01           0
 10.02           0
 10.03           0
 10.04           0
 10.05           0
 10.06           0
 10.07           0
 10.08           0
 10.09           0
 10.10           0
 10.11           0
  15             No                                             Yes                    0
 15.01           0
 15.02           0
  17             No                                                        Yes                Soft
  23             No                                                                    0      Soft
  24             No                                                        Yes
  25             No                                                                    0
  30             No                                                                    0
  32             No                                                                    0
  35             No                                                                    0      Hard
  38             No                                                                    0
  39             No                                                                    0
  40             No                                                                    0
  44             No                                                                    0
  45             No                                                                    0
  46             No                                             Yes                    0
 46.01           0
 46.02           0
 46.03           0
 46.04           0
 46.05           0
  50             No                                                                    0
  51             No                                                                    0
  59             No                                                                    0
  62             No                                                                    0
  63            Yes                                             Yes                    0
  73             No                                                                    0
  74             No                                                                    0
  75             No                                                                    0
  76             No                                                                    0      None at Closing, Springing Hard
  77             No                                                                    0
  78             No                                                                    0
  85             No                                                                    0
  87             No                                                                    0
  89             No                                                                    0
  93             No                                                                    0
  94             No                                                                    0
  95             No                                                                    0
  96             No                                                                    0
  98             No                                                                    0
  99             No                                                                    0
  100            No                                                                    0
  101            No                                                                    0
101.01           0
101.02           0
  105            No                                                                    0
  109            No                                                                    0
109.01           0
109.02           0
  111            No                                                                    0
  114            No                                                                    0
  119            No                                                                    0
  120            No                                                                    0
  127            No                                                                    0
  128            No                                                                    0
  132            No                                                                    0      Hard
  135            No                                                                    0
  137            No                                                                    0
  140            No                                                        Yes
  141            No                                                                    0
  145            No                                                                    0
  148            No                                                                    0
  157            No                                                                    0
  160            No                                                                    0
  165            No                                                        Yes
  166            No                                                                    0
  167            No                                                                    0
  173            No                                                                    0
  179            No                                                                    0
  185            No                                                                    0
  198            No                                                                    0
  199            No                                                                    0      Hard
  205            No                                                                    0
  216            No                                                                    0

                          UPFRONT         UPFRONT        UPFRONT         UPFRONT         UPFRONT          UPFRONT
           HOLDBACK     ENGINEERING        CAPEX          TI/LC          RE TAX            INS.            OTHER
LOAN #      AMOUNT      RESERVE ($)     RESERVE ($)    RESERVE ($)     RESERVE ($)     RESERVE ($)      RESERVE ($)
----------------------------------------------------------------------------------------------------------------------

  10                                                                         940,270         45,000
10.01
10.02
10.03
10.04
10.05
10.06
10.07
10.08
10.09
10.10
10.11
  15                          429,625                                                                       3,252,000
15.01
15.02
  17
  23
  24                                                                         103,226                            2,100
  25
  30                                                                          38,120         11,918
  32                                                                          31,281         27,766
  35                            2,381                                        135,059         59,225           116,250
  38                                                                         209,784         23,842
  39                            6,125                                        124,157         28,572           185,459
  40                                                                          46,534
  44                                                                          23,319
  45                           94,450                                         66,671
  46                                                                          84,676                        2,159,300
46.01
46.02
46.03
46.04
46.05
  50                                                                         115,815         30,286
  51                          108,625                                        319,000         22,750
  59                                                           5,000         193,338         24,607            82,362
  62                                                                          68,509         18,295
  63                                                                          20,454          4,394           518,872
  73                                                                          84,039
  74                                                                          42,639         13,167
  75                                                                          44,039         29,495
  76                                                                           8,210          3,220         1,800,000
  77                                                                          86,831         23,674
  78                                                                         100,163         16,292
  85
  87                                                                         141,035         12,408
  89                          240,000
  93                                                                                         15,862
  94
  95                                                                                                        1,365,190
  96                                                                                                           89,025
  98                            6,250                                         40,599          2,514           116,520
  99                                                                          27,041          9,073            48,765
 100                           28,125                                         25,000          2,919            11,736
 101                                                                          16,807          6,820
101.01
101.02
 105
 109                                                                          72,001         11,090
109.01
109.02
 111                                                                          52,069          4,127
 114                                                                          53,472         60,426
 119                                                                          23,416          1,689
 120                                                                          93,339         13,354           246,100
 127                                                                          11,798         14,802           200,000
 128                                                                           4,460
 132                                                                                                          100,000
 135                          295,000                                         12,418          2,458
 137                           11,813                                         37,576         19,976
 140                                                                           8,392          2,636            18,686
 141                                                                          56,089
 145
 148
 157                                                                           1,374
 160                                                                          22,173          3,089
 165                                                                          12,846
 166                           31,563                                         43,282         11,496            48,675
 167                                                                                                          104,000
 173                                                                           9,961            848
 179                           14,888                                          3,178          1,167
 185                                                                           1,876
 198                                                                          17,033            936            30,000
 199
 205                                                                          21,516         11,848
 216                                                                           2,627

              MONTHLY             MONTHLY              MONTHLY             MONTHLY            MONTHLY
               CAPEX               CAPEX                TI/LC               TI/LC              RE TAX
LOAN #      RESERVE ($)       RESERVE CAP ($)        RESERVE ($)       RESERVE CAP ($)      RESERVE ($)
----------------------------------------------------------------------------------------------------------

  10              60,519                                                                        143,996
10.01
10.02
10.03
10.04
10.05
10.06
10.07
10.08
10.09
10.10
10.11
  15                                                          880                                50,875
15.01
15.02
  17
  23
  24                                                                                             51,613
  25
  30               9,327                335,775                                                   9,530
  32               6,709                                                                         15,640
  35               3,868                                    2,083                160,000         16,882
  38               5,879                                                                        125,870
  39               4,281                                                                         17,737
  40                                                                                             15,511
  44                                                                                              7,773
  45                                                                                             16,668
  46                                                                                             14,113
46.01
46.02
46.03
46.04
46.05
  50               6,625                                                                         23,163
  51               5,800                208,800                                                  54,284
  59                 772                                    2,665                                24,167
  62               5,000                                                                         13,702
  63                                                                                              3,409
  73              26,170                                                                         10,505
  74               4,000                                                                          8,528
  75               2,450                 58,800                                                  11,010
  76               1,135                                                                          8,210
  77                                                                                             10,854
  78               1,565                                    6,250                225,000         14,309
  85
  87               3,200                 76,800                                                  17,629
  89
  93              17,970                                                                         13,253
  94
  95
  96
  98               1,355                                    7,460                250,000         13,533
  99                                                                                             13,520
 100                                                        1,825                 75,000          6,250
 101               1,044                                                                         11,202
101.01
101.02
 105
 109               4,000                                                                         12,000
109.01
109.02
 111                 370                                    2,473                 89,043         10,414
 114               8,855                                                                          6,689
 119                 747                                    2,522                 90,780          3,903
 120                 945                                    5,150                                10,371
 127               7,361                                                                         11,798
 128                                                                                              4,460
 132
 135                 535                                                                          4,139
 137               3,170                                                                          5,368
 140                 355                                    2,745                                 2,784
 141                 627                                                                          8,013
 145
 148                 875                 20,442
 157                                                                                              1,374
 160                 520                                    1,565                 93,900          4,435
 165                                                                                              2,569
 166                 620                                    1,530                                 8,115
 167
 173                 844                                                                            906
 179                 760                                    1,744                                 3,178
 185                                                                                                938
 198                 315                                                                          2,839
 199
 205                 563                                    1,134                                 7,172
 216                                                                                                2,627

              MONTHLY            MONTHLY
                INS.              OTHER          GRACE            GRACE
LOAN #      RESERVE ($)        RESERVE ($)      TO LATE         TO DEFAULT
----------------------------------------------------------------------------

  10               62,500                              5                5
10.01
10.02
10.03
10.04
10.05
10.06
10.07
10.08
10.09
10.10
10.11
  15                                                   5                5
15.01
15.02
  17                    0                              7                5
  23                                                   7                5
  24                                                   5                5
  25                                                   5                8
  30                3,973                              5                5
  32                4,628                              5                5
  35                6,502                              5                5
  38                3,974                              5                5
  39                3,175                              5                5
  40                                                   5     5
  44                                                   5                5
  45                                                   5                5
  46                                                   5                5
46.01
46.02
46.03
46.04
46.05
  50                5,048                              5                5
  51                4,046                              5                5
  59               12,304                              5                5
  62                3,049                              5                5
  63                  879                              5                5
  73                                                   5     5
  74                2,195                              5                5
  75                2,548                              5                5
  76                1,610                              5                5
  77                7,891                              5                5
  78                8,146                              5                5
  85                                                   5                5
  87                2,482                              5                5
  89                                                   5                5
  93                3,965                              5                5
  94                                                   5                5
  95                                                   5                5
  96                                                   5                5
  98                  838                              5                5
  99                  825                              5                5
 100                  584                              5                5
 101                1,364                              5                5
101.01
101.02
 105                                                   5                5
 109                2,773                              7                5
109.01
109.02
 111                  516                              5                5
 114                7,416                              5                5
 119                  563                              5                5
 120                2,226                              5                5
 127                3,701                              5                5
 128                                                   5                5
 132                                                   5                5
 135                  410                              5                5
 137                2,497                             15                5
 140                  379                              5                5
 141                                                   7                7
 145                                                   5                5
 148                                                   5                5
 157                                                   5                5
 160                1,545                              5                5
 165                                                   5                5
 166                1,102                              5                5
 167                                                   5                5
 173                  424                              5                5
 179                  292                              5                5
 185                                                   5                5
 198                  468                              5                5
 199                                                   5                5
 205                1,185                              5     5
 216                                                   5                5

                                    EXHIBIT A

                   FREE WRITING PROSPECTUS DATED JULY 31, 2007

                      Merrill Lynch Mortgage Trust 2007-C1

            The information in this material clarifies, updates or modifies certain of the information contained in the free writing prospectus, dated July
16, 2007 (the "7/16/07 FWP") and the preliminary structural and collateral term sheet, dated July 13, 2007.

            Collateral Updates:

            Six mortgage loans have been removed from the mortgage pool. They are identified on the file attached to this material captioned "MLMT 07-C1 Annex
Changes".

            With respect to the DRA/Colonial Office Portfolio loan (loan number
4), the related borrower's interest in one of the nineteen constituent properties, known as the Peachtree Street, is comprised of a condominium interest for approximately 92% of the related units. The condominium association owns an adjacent parking garage that services the Peach Street property but the parking garage is neither a current common element of the condominium regime nor collateral for the DRA/Colonial Office Portfolio loan. The holder of the mortgage lien on the parking garage has agreed, however, that it will not take any enforcement action while the DRA/Colonial Office Portfolio loan is outstanding and its lien will be extinguished in the event of a foreclosure of the DRA/Colonial Office Portfolio loan.

            With respect to the DRA/Colonial Office Portfolio loan (loan number
4), the $153,684,437 future advance contemplated by the loan documents has now been funded.

            With respect to the Och-Ziff Retail Portfolio loan (loan number 5) , the largest tenant, Ian Stewart and Ken Gillich d/b/a America's Custom Design
Center ("America's Custom"), at Colonial Promenade Hunter's Creek (one of the 11
mortgaged properties securing the Och-Ziff Retail Portfolio loan) (the "Center")
has vacated its premises. Before America's Custom vacated its premises, the
Center was 100% occupied and the Och-Ziff Retail Portfolio was 94.8% occupied, and, as of the date hereof, the Center is 52.6% occupied and the Och-Ziff Retail
Portfolio is 90.1% occupied. Colonial Properties Trust, an Alabama real estate investment trust ("CPT Reit") (NYSE:CLP), which entity owns an indirect interest in the Och-Ziff Retail Portfolio borrower, has provided a guaranty in favor of the Och-Ziff Retail Portfolio borrower pursuant to which CPT Reit guaranteed lease payments (in the amount that is due under the lease executed by America's
Custom) with respect to the vacated premises through September 30, 2011. No assurance can be given that CPT Reit will perform its obligations under the guarantee if and when called upon to do so.

            With respect to the Mann & Sylmar Biomedical Parks loan (loan number
13), historic monitoring since 2002 of groundwater impacted by volatile organic compounds shows a general trend of stable or declining concentrations.

            An April 2007 site remediation closure strategy states that, based on information provided by the Regional Water Quality Control Board (RWQCB), the
mortgaged real property

                                       -1-

is appropriate for site closure. The site remediation closure strategy recommends implementation of a land use restriction prohibiting the use of groundwater for potable or irrigation purposes. A Phase I environmental site assessment performed on June 1, 2007 recommends annual review of regulatory files at the RWQCB until such time that site closure is granted. The related mortgage loan seller has not received notification that the RWQCB has granted site closure or that the RWQCB is not requiring active remediation.

            With respect to the Lindbergh Plaza loan (loan number 94), the local jurisdiction has notified Home Depot, anchor tenant at the mortgaged property, that the tenant's operation of an outdoor sales area constitutes a zoning violation. While the tenant is seeking to obtain the necessary permits for such operations, there is no assurance that such permits will be granted, or that the inability of the tenant to conduct such sales would not materially adversely affect the tenant and the related mortgage loan.

            With respect to the Hawthorn Suites Naples loan (loan number 114)
the loan allows for future mezzanine debt with a maximum combined LTV of 75% and a minimum combined DSCR of 1.20x.

            With respect to the Melrose Ave. Retail loan (loan number 252), which was determined to be likely to experience a probable maximum loss of approximately 22% of the estimated replacement cost of the improvements, the related borrower was not required to maintain earthquake insurance.

            18 of the mortgaged real properties, which represent security for approximately 3.8% of the initial mortgage pool balance and approximately 2.1%
of the initial loan group 1 balance, and approximately 7.2% of the initial loan group 2 balance, are secured by student housing facilities or multifamily properties predominantly rented by students.

            Capmark Finance Inc. is anticipated to be a sub-servicer for mortgage loans aggregating more than 10%, but less than 20%, of the initial mortgage pool balance.

            It is anticipated that Merrill Lynch, Pierce, Fenner and Smith
Incorporated, the lead manager, will hold in its name any offered certificates that have not been sold by the date hereof. Merrill Lynch intends to continue marketing these unsold certificates after the Closing Date. Merrill Lynch has agreed with one or more of the mortgage loan sellers that sold (to the depositor) the mortgage loans constituting the related trust fund to share in any losses or gains in connection with the sale of the unsold certificates pursuant to an arrangement whereby specified percentages of the losses or gains resulting from such sales will be allocated between Merrill Lynch and such mortgage loan seller.

            Please see the attached file captioned "MLMT 07-C1 Annex Changes"
for additional modifications to mortgage loan information in the 7/16/07 FWP

            Free Writing Prospectus Legend

            The depositor has filed a registration statement (including a prospectus) with the SEC (SEC File No. 333-142235) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the

                                       -2-

depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.

            You may get these documents for free by visiting EDGAR on the SEC
Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll free 866-500-5408.

            Information in this material regarding any assets backing any securities discussed herein supersedes all prior contrary information regarding such assets.

            This material is for your information and none of Merrill Lynch,
Pierce, Fenner & Smith Incorporated, Goldman, Sachs & Co. or Morgan Stanley &
Co. Incorporated (the "Underwriters") is soliciting any action based upon it.
The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation of issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options).

            Any legends, disclaimers or other notices that may appear in the text of, at the bottom of, or attached to, an email communication to which this material may have been attached, that are substantially similar to or in the nature of the following are not applicable to these materials and should be disregarded:

            (i)   disclaimers regarding accuracy or completeness of the
information contained herein or restrictions as to reliance on the information contained herein by investors;

            (ii)  disclaimers of responsibility or liability;

            (iii) statements requiring investors to read or acknowledge that they have read or understand the registration statement or any disclaimers or legends;

            (iv)  language indicating that this communication is neither a prospectus nor an offer to sell or a solicitation or an offer to buy;

            (v)   statements that this information is privileged, confidential or otherwise restricted as to use or reliance; and

            (vi)  legends that information contained in these materials will be superseded or changed by the final prospectus, if the final prospectus is not delivered until after the date of the contract for sale.

            Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another email system.

                                       -3-

MLMT 2007-C1
7/30/2007

--------------------------------------------------------------------------------
               LOANS THAT HAVE BEEN REMOVED FROM THE MORTGAGE POOL
--------------------------------------------------------------------------------
LOAN NUMBER 41      1447 2nd Street                                    7,900,000
LOAN NUMBER 42      11860 Wilshire Boulevard                           6,400,000
LOAN NUMBER 43      1441 4th Street                                    5,250,000
LOAN NUMBER 178     Covington Square                                   3,300,000
LOAN NUMBER 200     Royal Coach Village MHP                            2,300,000
LOAN NUMBER 213     Walgreens - Swansboro, NC                          2,080,000

ANNEX A-1 TO THE 7/16/07 FWP IS HEREBY AMENDED WITH RESPECT TO THE REVISED
CHARACTERISTICS SET FORTH BELOW:

------------------------------------------------------------------------------------------------------------------------------
LOAN NUMBER  LOAN NAME                         CHARACTERISTIC                 7/23/07 FWP VALUE              7/16/07 FWP VALUE
------------------------------------------------------------------------------------------------------------------------------

    5.00     Och - Ziff Retail Portfolio       Occupancy %                                 90.1                           94.8
    5.06     Colonial Promenade Hunter's       Occupancy %                                 52.6                            100
             Creek
    5.06     Colonial Promenade Hunter's       Largest Tenant Name                       Publix    Ian Stewart and Ken Gillich
             Creek                                                                                      d/b/a America's Custom
                                                                                                                 Design Center
    5.06     Colonial Promenade Hunter's       Largest Tenant Unit Size               56,000.00                         107806
             Creek
    5.06     Colonial Promenade Hunter's       Largest Tenant Lease                  11/18/2012                      9/30/2011
             Creek                             Expiration
    5.06     Colonial Promenade Hunter's       2nd Largest Tenant Name            Frank's Place                   Publix #0427
             Creek
    5.06     Colonial Promenade Hunter's       2nd Largest Tenant Unit                    7,700                         56,000
             Creek                             Size
    5.06     Colonial Promenade Hunter's       2nd Largest Tenant Lease              12/31/2011                     11/18/2012
             Creek                             Expiration
    5.06     Colonial Promenade Hunter's       3rd Largest Tenant                      Crispers                  Frank's Place
             Creek                             Name
    5.06     Colonial Promenade Hunter's       3rd Largest Tenant Unit                    5,400                          7,700
             Creek                             Size
    5.06     Colonial Promenade Hunter's       3rd Largest Tenant Lease              10/31/2015                     12/31/2011
             Creek                             Expiration
   13.00     Mann & Sylmar Biomedical Parks    Appraised Value                      108,500,000                    102,000,000
   13.00     Mann & Sylmar Biomedical Parks    Maturity LTV                                59.9                           63.7
   13.00     Mann & Sylmar Biomedical Parks    Cut-Off Date LTV                            59.9                           63.7

------------------------------------------------------------------------------------------------------------------------------
LOAN NUMBER  LOAN NAME                         CHARACTERISTIC                 7/23/07 FWP VALUE              7/16/07 FWP VALUE
------------------------------------------------------------------------------------------------------------------------------

   13.01     Mann Biomedical Park              Appraised Value                       86,500,000                     80,000,000
   21.00     FIDM Los Angeles                  UW DSCR                                     1.20                           1.19
   21.00     FIDM Los Angeles                  UW Revenues                            4,765,002                      4,767,472
   21.00     FIDM Los Angeles                  UW Expenses                            1,658,381                      1,684,179
   21.00     FIDM Los Angeles                  UW NCF                                 2,895,595                      2,872,266
   21.00     FIDM Los Angeles                  UW NOI                                 3,106,621                      3,083,293
   51.00     The Greens at McKinney            Original Prepayment          LO(81),Def(60),O(3)           LO(47), Def(94),O(3)
                                               Provision (Payments)
   82.00     Forest Meadow Apartments          Annual P&I Debt Service                  732,861                        737,419
   82.00     Forest Meadow Apartments          Maturity/ARD Balance                   9,883,574                      9,889,373
   82.00     Forest Meadow Apartments          Maturity LTV                                74.3                           74.4
   82.00     Forest Meadow Apartments          Interest Rate                             6.3360                         6.3900
   82.00     Forest Meadow Apartments          Original Prepayment          LO(24),Def(93),O(3)      LO(24),DeforYM1%(93),O(3)
                                               Provision (Payments)
   94.00     Lindbergh Plaza                   Annual P&I Debt Service                  586,454                        562,135
   94.00     Lindbergh Plaza                   Interest Rate                             6.2700                         6.0100
   94.00     Lindbergh Plaza                   UW DSCR                                     1.20                           1.22
   94.00     Lindbergh Plaza                   UW Revenues                            1,094,395                      1,078,769
   94.00     Lindbergh Plaza                   UW Expenses                              366,168                        365,699
   94.00     Lindbergh Plaza                   UW NCF                                   702,506                        687,349
   94.00     Lindbergh Plaza                   UW NOI                                   728,227                        713,070
  108.00     815 Middle Ground Boulevard       Annual P&I Debt Service                  573,975                        579,736
  108.00     815 Middle Ground Boulevard       Maturity/ARD Balance                   6,450,448                      6,486,708
  108.00     815 Middle Ground Boulevard       Maturity LTV                                56.1                           56.4
  108.00     815 Middle Ground Boulevard       Cut-Off Date Balance                   7,470,000                      7,500,000
  108.00     815 Middle Ground Boulevard       Interest Rate                             6.6250                         6.6830
  108.00     815 Middle Ground Boulevard       Original Balance                       7,470,000                      7,500,000
  108.00     815 Middle Ground Boulevard       UW DSCR                                     1.35                           1.34
  143.00     Bryant Portfolio                  Original Prepayment          LO(24),Def(95),O(1)            LO(24),Def(93),O(3)
                                               Provision (Payments)
  161.00     Cottonwood Crest                  Annual P&I Debt Service                  292,171                        288,098
  161.00     Cottonwood Crest                  Maturity/ARD Balance                   3,917,429                      3,912,214
  161.00     Cottonwood Crest                  Maturity LTV                                76.8                           76.7

------------------------------------------------------------------------------------------------------------------------------
LOAN NUMBER  LOAN NAME                         CHARACTERISTIC                 7/23/07 FWP VALUE              7/16/07 FWP VALUE
------------------------------------------------------------------------------------------------------------------------------

  161.00     Cottonwood Crest                  Interest Rate                             6.3920                         6.2700
  161.00     Cottonwood Crest                  Original Prepayment          LO(24),Def(93),O(3)      LO(24),DeforYM1%(93),O(3)
                                               Provision (Payments)
  161.00     Cottonwood Crest                  UW DSCR                                     1.27                           1.28
  199.00     Walgreens - Jasper, IN            Annual P&I Debt Service                  147,653                        148,832
  199.00     Walgreens - Jasper, IN            Interest Rate                             6.2600                         6.3100
  199.00     Walgreens - Jasper, IN            UW DSCR                                     1.36                           1.34